Filed Pursuant to Rule 424B2
Registration No. 333-81788
Prospectus Supplement to Prospectus dated May 12, 2005
Advanta Business Card Master Trust
Issuer
Advanta Business Receivables Corp.
Transferor
Advanta Bank Corp.
Servicer
AdvantaSeries
$250,000,000 Class A(2005-A1) Asset Backed Notes

Initial Principal Balance	$250,000,000
Interest Rate	One-Month LIBOR plus 0.07% per year
Interest Payment Date	June 20, 2005, then monthly on the 20th
Expected Final Principal Payment Date	May 20, 2008
Final Maturity Date	April 20, 2011
Price to Public	$250,000,000 (or 100.00%)
Underwriting Discount	$625,000 (or 0.25%)
Proceeds to Issuer	$249,375,000 (or 99.75%)
The Class A(2005-A1) notes are a tranche of AdvantaSeries Class A notes.
The notes will be paid from the assets of the trust consisting primarily of receivables in a portfolio of MasterCard® and VISA® revolving business purpose credit card accounts and funds on deposit in a cash collateral account and a spread account.
We expect to issue your tranche of notes on or about May 24, 2005. We will deliver your notes in book-entry form.

You should consider carefully the risk factors beginning on page 11 in the prospectus.
A note is not a deposit and neither the notes nor the underlying accounts or receivables are insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency. The notes are obligations of Advanta Business Card Master Trust only and are not obligations of Advanta Business Receivables Corp., Advanta Bank Corp., Advanta Corp., any affiliate of them or any other person.
This prospectus supplement may be used to offer and sell the offered notes only if accompanied by the prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved these notes or determined that this prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

Deutsche Bank Securities	Merrill Lynch & Co.
Credit Suisse First Boston
May 17, 2005

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     We provide information to you about your notes in two separate documents: (a) the accompanying prospectus, which provides general information, some of which may not apply to your series, class or tranche of notes, and (b) this prospectus supplement, which describes the specific terms of your series, class and tranche of notes.

     Whenever the information in this prospectus supplement is more specific than the information in the accompanying prospectus, you should rely on the information in this prospectus supplement.

     You should rely only on the information provided in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the notes in any state where the offer is not permitted.

     We include cross references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following Table of Contents and the Table of Contents in the accompanying prospectus provide the pages on which these captions are located.

     This prospectus supplement uses some defined terms. You can find a glossary of terms under the caption “Glossary of Terms for Prospectus Supplement” beginning on page S-77 in this prospectus supplement and under the caption “Glossary of Terms for Prospectus” beginning on page 109 in the accompanying prospectus.

FORWARD-LOOKING STATEMENTS

     If and when included in this prospectus supplement and the accompanying prospectus or in documents incorporated herein or therein by reference, the words “expects,” “intends,” “anticipates,” “estimates” and analogous expressions are intended to identify forward-looking statements. Any such statements, which may include statements contained in “Developments Relating to Advanta Bank Corp., Advanta Corp. and its Other Subsidiaries” in this prospectus supplement, inherently are subject to a variety of risks and uncertainties that could cause actual results to differ materially from those projected. Such risks and uncertainties include, among others, general economic and business conditions, competition, changes in foreign, political, social and economic conditions, regulatory initiatives and compliance with governmental regulations, customer preferences and various other matters, many of which are beyond our control. These forward-looking statements speak only as of the date of this prospectus supplement. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

UNITED KINGDOM LEGEND

     The notes may not be offered or sold to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purpose of their business or otherwise in circumstances that have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995. This prospectus supplement and the accompanying prospectus and any other communication in connection with the offering and issuance of the notes may only be issued or passed on to a person of a kind described in Article 49(2) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2001 or a person to whom this prospectus supplement and the accompanying prospectus or any other such communication may otherwise lawfully be issued or passed on (all such persons together being referred to as “relevant persons”). This communication must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this communication relates is available only to relevant persons and will be engaged in only with relevant persons.

TRANSACTION SUMMARY

     This Transaction Summary lists certain information concerning the Advanta Business Card Master Trust AdvantaSeries Class A(2005-A1) Notes. Only the Class A(2005-A1) notes are offered by this prospectus supplement and the accompanying prospectus.

Issuer:	Advanta Business Card Master Trust
Transferor:	Advanta Business Receivables Corp.
Seller:	Advanta Bank Corp.
Servicer:	Advanta Bank Corp.
Indenture Trustee:	Deutsche Bank Trust Company Americas
Owner Trustee:	Wilmington Trust Company
Clearance and Settlement:	DTC/Clearstream/Euroclear
Primary Trust Assets:	Receivables generated under unsecured revolving business
purpose credit card accounts

AdvantaSeries Class A(2005-A1) Notes
Initial Principal Balance:	$ 250,000,000
Servicing Fee Rate:	2.0% per annum
Anticipated Ratings:	AAA/Aaa
(Standard & Poor’s/Moody’s)*

Credit Enhancement:	Subordination of Class B notes, Class C notes
and Class D notes; shared cash collateral
account; shared spread account
Class A(2005-A1) Note Interest Rate:	One-Month LIBOR plus 0.07% per year
Interest Accrual Method:	Actual/360
Interest Payment Date:	Monthly on the 20th
Interest Rate Index Reset Date:	2 London business days before each
interest payment date
First Interest Payment Date:	June 20, 2005
Expected Final Principal Payment Date:	May 20, 2008
Final Maturity Date:	April 20, 2011
Closing Date:	On or about May 24, 2005
Commencement of Accumulation	August 31, 2007
Period (subject to adjustment):
ERISA Eligibility (investors are cautioned to	Yes, subject to important
consult with their counsel):	considerations described under
“ERISA Considerations” in this
prospectus supplement and the
accompanying prospectus
Debt for United States Federal Income Tax Purposes	Yes, subject to important
(investors are cautioned to consult with their tax	considerations described under
counsel):	“Summary of Terms — Tax Status” in
this prospectus supplement and
“Federal Income Tax Consequences”
in the accompanying prospectus

*	It is a condition to issuance of the Class A(2005-A1) notes that at least one of these ratings be obtained.

Summary of Terms

     This summary highlights selected information and does not contain all of the information that you need to consider in making your investment decision. You should carefully read this entire document and the accompanying prospectus before you purchase any notes. References in this prospectus supplement to a class or tranche of notes refer only to notes of the AdvantaSeries, unless the context otherwise requires.

The Issuer

     The notes will be issued by Advanta Business Card Master Trust, a Delaware common law trust, pursuant to a terms document, an indenture supplement and an indenture, each between the issuer and the indenture trustee.

     For additional information concerning the issuer, see “The Issuer” in the accompanying prospectus.

Seller, Servicer and Transferor

     For information concerning Advanta Bank Corp. as a seller, servicer and administrator and Advanta Business Receivables Corp. as a transferor, see “Developments Relating to Advanta Bank Corp., Advanta Corp. and its Other Subsidiaries” in this prospectus supplement and see “Advanta Bank Corp., Advanta Business Receivables Corp. and Advanta Corp.” in the accompanying prospectus.

The Offered Notes

     Only the Class A(2005-A1) notes are offered by this prospectus supplement and the accompanying prospectus.

     The Class A(2005-A1) notes are part of a series of notes called the “AdvantaSeries.” The AdvantaSeries consists of Class A notes, Class B notes, Class C notes and Class D notes. Each class of notes in the AdvantaSeries may consist of multiple tranches. The Class A(2005-A1) notes are a tranche of the Class A notes.

     When the Class A(2005-A1) notes are issued, the issuer will also issue the Class D(2005-D1) notes. The issuer has previously issued one tranche of Class B notes, one tranche of Class C notes and one tranche of Class D notes. Other tranches of notes, including other tranches of Class A notes, may be issued by the issuer in the future. See “Summary of Terms — Other Interests in the Trust — Other Series, Classes and Tranches of Notes” and “Annex I: Series, Classes and Tranches Issued and Outstanding” in this prospectus supplement.

     AdvantaSeries notes of any class or tranche may be issued on any date so long as there is sufficient credit enhancement on that date, either in the form of outstanding subordinated notes, amounts in the cash collateral account or other forms of credit enhancement, and all other conditions to issuance are satisfied. See “Description of Series and Tranche Provisions — Issuances of New Classes and Tranches of AdvantaSeries Notes” in this prospectus supplement and see “Description of the Notes — Issuance of Additional Series, Classes and Tranches of Notes” in the accompanying prospectus.

     Without regard to tranche, date of issuance or expected final principal payment date, the Class A notes are senior to the Class B notes, the Class B notes are senior to the Class C notes and the Class C notes are senior to the Class D notes.

     The expected final principal payment dates and final maturity dates of tranches of senior and subordinated classes in the AdvantaSeries may be different. Therefore, subordinated notes may have expected final principal payment dates and final maturity dates that are earlier than some or all of the senior notes of the AdvantaSeries. Subordinated notes generally will not receive any payment of principal before their final maturity date unless, after payment, the remaining outstanding subordinated notes, the cash collateral account and any other form of credit enhancement provide the required amount of credit enhancement for the senior notes. See “Description of Series and Tranche Provisions — Limit on Deposits to the Principal Funding Sub-Account of Subordinated Notes; Limit on Repayments of all Tranches” in this prospectus supplement.

     Interest

     The Class A(2005-A1) notes will bear interest at a rate equal to one-month LIBOR as determined each month plus 0.07% per annum. The indenture trustee will determine one-month LIBOR for each interest period two London business days before the related interest period commences.

     For the Class A(2005-A1) notes, interest will be calculated as follows:

Outstanding principal balance of the Class A(2005-A1) notes on related record date	X	Number of days in interest period 360	X	Class A(2005-A1) Note Interest Rate

     Each interest period begins on and includes a payment date and ends on but excludes the next payment date. However, the first interest period for the Class A(2005-A1) notes will begin on and include the closing date and end on but exclude June 20, 2005.

     Interest on the Class A(2005-A1) notes will be paid on each interest payment date, which will be the 20th day of each month following the first interest payment date of June 20, 2005. If the 20th is not a business day, the interest payment date will be the following business day.

     You may obtain the Class A(2005-A1) note interest rate(s) for the current and the immediately preceding interest periods by telephoning the indenture trustee at (800) 735-7777.

     The payment of required interest payments on a senior class of notes of the AdvantaSeries is senior to the payment of required interest payments on subordinated classes of notes of the AdvantaSeries. Generally, no payment of interest will be made on any Class B note until the required payment of interest has been made to the Class A notes. Similarly, generally, no payment of interest will be made on any Class C note until the required payment of interest has been made to the Class A notes and the Class B notes and the monthly servicing fee has been paid. Similarly, generally, no payment of interest will be made on the Class D notes until the required payment of interest has been made to the Class A notes and the Class B notes, the monthly servicing fee has been paid and the required payment of interest has been made to the Class C notes. See “Description of Series and Tranche Provisions — Application of Available Finance Charge Collections” in this prospectus supplement.

     Principal

     The outstanding principal balance of the Class A(2005-A1) notes is expected to be paid in full on May 20, 2008, which is the expected final principal payment date.

     We are scheduled to begin accumulating collections of principal receivables for payment to the Class A(2005-A1) noteholders on the expected final principal payment date starting at the close of business on August 31, 2007, but we may begin accumulating at a later date.

     Principal on the Class A(2005-A1) notes may be paid earlier or later than the expected final principal payment date. You will not be entitled to any premium for early or late payment of principal. If specified events known as pay out events occur, principal may be paid earlier than expected. If principal collections are less than expected or are collected more slowly than expected, then principal payments may be delayed. If the outstanding principal balance of the Class A(2005-A1) notes is not paid on the expected final principal payment date, then a pay out event will occur with respect to the Class A(2005-A1) notes and, subject to the principal payment rules described below under “Summary of Terms — Credit Enhancement,” and in “Description of Series and Tranche Provisions — Limit on Deposits to the Principal Funding Sub-Account of Subordinated Notes; Limit on Repayments of all Tranches” in this prospectus supplement, available principal collections will continue to be used to pay principal on the Class A(2005-A1) notes until the notes are paid in full or until the final maturity date of April 20, 2011, whichever occurs first.

     If the outstanding principal balance of the Class A(2005-A1) notes is not paid in full on the expected final principal payment date due to insufficient funds, noteholders will generally not have any remedies against the issuer until the final maturity date of these notes.

     For more information about principal payments, see “Maturity Considerations,” “Description of Series and Tranche Provisions — Available Principal Collections,” “— Allocation to Principal Funding Sub-Accounts” and “— Final Payment of the Notes” in this prospectus supplement.

Adjusted Invested Amount

     The initial principal balance of the Class A(2005-A1) notes is $250,000,000.

     The adjusted invested amount of a tranche of AdvantaSeries notes is based on the initial principal balance of that tranche of notes minus:

•	investor charge-offs allocated to that tranche;

•	for subordinated classes, reductions in such tranche resulting from principal collections being used to pay required interest payments on senior notes;

•	for the Class C notes and the Class D notes, the amount of principal collections used to pay the monthly servicing fee;

•	the amount on deposit in the principal funding sub-account for that tranche of notes; and

•	principal payments made on that tranche of notes; plus

•	available finance charge collections used to reimburse reductions in that tranche’s adjusted invested amount due to:

–	prior investor charge-offs; or

–	for subordinated classes, the use of principal collections to pay required interest payments on senior notes or, for the Class C notes and Class D notes, to pay the monthly servicing fee; plus

•	if additional notes in a tranche of notes are issued at a later date, the amount of the initial principal balance of the additional notes.

     If the adjusted invested amount of the Class A(2005-A1) notes is less than the outstanding principal balance of the Class A(2005-A1) notes, the principal of and interest on the Class A(2005-A1) notes may not be paid in full.

     For a more detailed discussion of adjusted invested amount, see “Description of Series and Tranche Provisions — Note Balances — Adjusted Invested Amount” in this prospectus supplement.

Credit Enhancement

     Credit enhancement for any series is for the benefit of that series only. You are not entitled to the benefits of any credit enhancement available to any series other than the AdvantaSeries. You are not entitled to the benefits of any credit enhancement available solely to any other class or tranche.

     Subordination

     Credit enhancement for the Class A notes is provided by the subordination of the Class B notes, the Class C notes and the Class D notes, the cash collateral account and the spread account.

     Credit enhancement for the Class B notes is provided by the subordination of the Class C notes and the Class D notes, the cash collateral account and the spread account.

     Credit enhancement for the Class C notes is provided by the subordination of the Class D notes, the cash collateral account and the spread account.

     Credit enhancement for the Class D notes is provided by the cash collateral account and the spread account.

     Prior to the final maturity date, principal payments for tranches of subordinated notes will only be made if senior notes have received their required principal and interest payments on such date and those subordinated notes are no longer required to provide credit enhancement to senior notes. In general, each class of subordinated notes serves as credit enhancement for all of the senior notes, regardless of whether the subordinated notes are issued before, at the same time as, or after the senior notes.

     If the available finance charge collections and amounts in the spread account and the cash collateral account are not sufficient to pay required interest payments on the notes and to pay the monthly servicing fee, available principal collections, subject to specified limits, may be used to make those payments. If available principal collections are used to pay required interest payments on the notes, this will result in a reduction of the adjusted invested amount of the subordinated notes. The adjusted invested amount of the Class D notes will be reduced first and then, if the adjusted invested amount of the Class D notes has been reduced to zero, the adjusted invested amount of the Class C notes will be reduced. If the adjusted invested amount of the Class C notes has been reduced to zero, then the adjusted invested amount of the Class B notes will be reduced. If available principal collections are used to pay the monthly servicing fee, this will result in a reduction of the adjusted invested amount of the Class C notes or Class D notes. If the adjusted invested amount of the Class D notes has been reduced to zero, then the adjusted invested amount of the Class C notes will be reduced.

     Likewise, investor charge-offs will be used first to reduce the adjusted invested amount of the subordinated notes. The adjusted invested amount of the Class D notes will be reduced first and then, if the adjusted invested amount of the Class D notes has been reduced to zero, the adjusted invested amount of the Class C notes will be reduced. If the adjusted invested amount of the Class C notes has been reduced to zero, then the adjusted invested amount of the Class B notes will be reduced. If the adjusted invested amount of the Class B notes has been reduced to zero, then the adjusted invested amount of the Class A notes will be reduced.

     Reductions in the adjusted invested amount will result in a reduction in the total amount of collections of finance charge and administrative receivables and collections of principal receivables which are allocated to the AdvantaSeries and the amount which is available to pay required principal and interest payments on the AdvantaSeries notes. As described above, other than on the final maturity date, if there are not sufficient funds to pay required principal and interest payments on all notes, then each class of senior notes will be paid its required amount before any amount is available to make payments on the subordinated classes.

     Cash Collateral Account

     A cash collateral account will provide credit enhancement for all classes of AdvantaSeries notes. As a condition to the issuance of additional tranches of AdvantaSeries notes, the cash collateral account is required to be fully funded in an amount equal to the required cash collateral account amount. The required cash collateral account amount will generally equal the sum of (i) 2.25% multiplied by the adjusted outstanding principal balance of the AdvantaSeries notes plus (ii) 0.50% multiplied by the amounts on deposit in the principal funding sub-accounts. See “Description of Series and Tranche Provisions — Cash Collateral Account — Required Deposits to the Cash Collateral Account” in this prospectus supplement.

     After application of available finance charge collections and amounts in the spread account, amounts on deposit in the cash collateral account will be used to cover shortfalls in earnings on amounts on deposit in the principal funding account, interest shortfalls, shortfalls in the monthly servicing fee and any uncovered defaulted amounts in the following order of priority:

•	shortfalls in earnings on amounts on deposit in the principal funding account,

•	required interest payments on the Class A notes,

•	required interest payments on the Class B notes,

•	the monthly servicing fee,

•	required interest payments on the Class C notes,

•	required interest payments on the Class D notes, and

•	uncovered AdvantaSeries defaulted amounts.

     A portion of the amount on deposit in the cash collateral account may also be available to pay principal on the final maturity date of the Class A(2005-A1) notes. See “Description of Series and Tranche Provisions — Cash Collateral Account — Withdrawals from the Cash Collateral Account” in this prospectus supplement.

     Spread Account

     A spread account will also provide credit enhancement for all classes of AdvantaSeries notes. Initially, the spread account will not be funded. Deposits, if any are required, will be made to the spread account based on the quarterly excess spread percentage.

     For any date of determination, the amount required to be on deposit in the spread account is equal to the product of (i) the required spread account percentage in effect on that date and (ii) the sum of the initial principal balances of all outstanding tranches of notes as of the preceding day. However, the required spread account amount will not exceed the excess, if any, of the outstanding principal balance of the outstanding notes over the amount on deposit in the cash collateral account.

     The “Required Spread Account Percentage” will be determined as follows, subject to certain exceptions described in “Description of Series and Tranche Provisions — Spread Account” in this prospectus supplement:

		then, the
If the Quarterly		Required
Excess Spread		Spread
Percentage		Account
is greater than or	and less	Percentage
equal to	than	will equal:
4.50%	—	0.00%
4.00%	4.50%	1.00%
3.50%	4.00%	2.00%
3.00%	3.50%	2.50%
2.00%	3.00%	3.00%
0.00%	2.00%	4.00%
—	0.00%	17.75%

     Upon the issuance of each tranche of AdvantaSeries notes, an amount will be deposited into the spread account, if necessary, to maintain the current ratio of the amount on deposit in the spread account to the required spread account amount, determined immediately prior to that tranche’s issuance. If the amount required to be on deposit in the spread account is more than zero, deposits to the spread account will be made each month from available finance charge collections up to the required spread account amount as described in this prospectus supplement under “Description of Series and Tranche Provisions — Spread Account — Required Deposits to the Spread Account.”

     Amounts on deposit in the spread account will be used after application of available finance charge collections to cover interest shortfalls, shortfalls in the monthly servicing fee and uncovered defaulted amounts in the following order of priority:

•	required interest payments on the Class A notes,

•	required interest payments on the Class B notes,

•	the monthly servicing fee,

•	required interest payments on the Class C notes,

•	required interest payments on the Class D notes, and

•	uncovered AdvantaSeries defaulted amounts.

     A portion of the amount on deposit in the spread account, if any, may also be available to pay principal on the final maturity date of the Class A(2005-A1) notes. See “Description of Series and Tranche Provisions — Spread Account — Withdrawals from the Spread Account” in this prospectus supplement.

     Amounts on deposit in the spread account in excess of the required spread account amount will be withdrawn and deposited in the cash collateral account to the extent the amount on deposit in the cash collateral account is less than the required cash collateral account amount and otherwise released to the holder of the trust beneficial interest.

Required Subordinated Amount and Conditions to Issuance

     The conditions described under “Description of Series and Tranche Provisions — Issuances of New Classes and Tranches of AdvantaSeries Notes” in this prospectus supplement and “Description of the Notes — Issuance of Additional Series, Classes and Tranches of Notes” in the accompanying prospectus must be satisfied in connection with any new issuance of AdvantaSeries notes. In order to issue any Class A notes, Class B notes or Class C notes of the AdvantaSeries, the following conditions with respect to the required subordinated amount of senior notes must be satisfied after giving effect to that new issuance:

•	the aggregate adjusted invested amount of the Class B notes, Class C notes and Class D notes must be at least equal to the Class A required subordinated amount,

•	the aggregate adjusted invested amount of the Class C notes and Class D notes must be at least equal to the Class B required subordinated amount, and

•	the adjusted invested amount of the Class D notes must be at least equal to the Class C required subordinated amount.

     Class A Required Subordinated Amount

     The Class A required subordinated amount is generally equal to the product of (x) 21.5805% and (y) the adjusted outstanding principal balance of the Class A notes.

     Class B Required Subordinated Amount

     The Class B required subordinated amount is generally equal to the product of (x) 8.9918% and (y) the aggregate adjusted outstanding principal balance of the Class A notes and Class B notes.

     Class C Required Subordinated Amount

     The Class C required subordinated amount is generally equal to the product of (x) 3.6269% and (y) the aggregate adjusted outstanding principal balance of the Class A notes, Class B notes and Class C notes.

     The issuer may change the above required subordinated amount percentages, the required subordinated amount for any class of AdvantaSeries notes, the methodology of computing the required subordinated amount, or the form of credit enhancement to other than utilizing subordinated AdvantaSeries notes in order to provide senior AdvantaSeries notes with the required credit enhancement, at any time without the consent of any noteholders. However, each rating agency must confirm that such change(s) will not cause a reduction or withdrawal of the ratings of any outstanding notes rated by such rating agency and the issuer must deliver to each rating agency and the indenture trustee an opinion that the use of that form of credit enhancement will not have certain adverse tax consequences for holders of outstanding notes. See “Description of Series and Tranche Provisions — Required Subordinated Amount and Conditions to Issuance” in this prospectus supplement.

     See the following page for an example of the calculation of the Class A Required Subordinated Amount.

Example: Calculation of Class A Required Subordinated Amount

     The following summarizes the AdvantaSeries required subordinated percentages.

(1) Represents the AdvantaSeries capital structure, based on the required subordinated amount issued for each class.

     The required subordinated amount for a class of notes is calculated as the product of the applicable required subordinated percentage and the adjusted outstanding principal balance of that class and any senior classes.

(2) Sample structure for illustrative purposes only. The excess subordinated amount represents the amount of subordinated notes that can support future issuance of senior notes or be paid without creating a deficiency in required subordination for senior notes. There is no assurance that any AdvantaSeries tranche will benefit from excess subordinated notes.

     For example, the required subordinated amount for the $100 MM Class A notes above is calculated as the product of the Class A required subordinated percentage and the aggregate adjusted outstanding principal balance of the Class A notes, or the product of:

•	Class A required subordinated percentage, or 21.5805%, and

•	Class A notes or $100 MM,

     which equals $21.58 MM combined amount of Class B notes, Class C notes and Class D notes.

Principal Payments on Subordinated AdvantaSeries Notes

     Other than on the related final maturity date, no payment of principal will be made on any tranche of Class B notes unless, following the payment, the aggregate adjusted invested amount of all remaining outstanding Class B notes, Class C notes and Class D notes is at least equal to the Class A required subordinated amount.

     Similarly, other than on the related final maturity date, no payment of principal will be made on any tranche of Class C notes unless, following the payment,

–	the aggregate adjusted invested amount of all remaining outstanding Class B notes, Class C notes and Class D notes is at least equal to the Class A required subordinated amount, and

–	the aggregate adjusted invested amount of all remaining outstanding Class C notes and Class D notes is at least equal to the Class B required subordinated amount.

     Similarly, other than on the related final maturity date, no payment of principal will be made on any tranche of Class D notes unless, following the payment,

–	the aggregate adjusted invested amount of all remaining outstanding Class B notes, Class C notes and Class D notes is at least equal to the Class A required subordinated amount,

–	the aggregate adjusted invested amount of all remaining outstanding Class C notes and Class D notes is at least equal to the Class B required subordinated amount, and

–	the adjusted invested amount of all remaining outstanding Class D notes is at least equal to the Class C required subordinated amount.

     See “Description of Series and Tranche Provisions — Limit on Deposits to the Principal Funding Sub-Account of Subordinated Notes; Limit on Repayments of all Tranches” in this prospectus supplement.

Other Interests in the Trust

     Other Series, Classes and Tranches of Notes

     The issuer has issued other series of notes secured by the assets of the trust and may issue other series of notes secured by the assets of the trust from time to time in the future. The issuer has in the past issued and expects in the future to issue other classes and tranches of notes that are a part of the AdvantaSeries. Other classes and tranches of AdvantaSeries notes have and are expected in the future to have different interest rates, interest payment dates, expected final principal payment dates, final maturity dates and other characteristics. See “Description of Series and Tranche Provisions — Issuance of New Classes and Tranches of AdvantaSeries Notes” in this prospectus supplement and see “Description of the Notes — Issuance of Additional Series, Classes and Tranches of Notes” in the accompanying prospectus.

     Each class of notes in the AdvantaSeries may consist of multiple tranches. Notes of any tranche may be issued on any date so long as there is sufficient credit enhancement, in the form of subordinated notes, the cash collateral account or other forms of credit enhancement, and all other conditions to issuance are satisfied. See “Description of Series and Tranche Provisions — Issuance of New Classes and Tranches of AdvantaSeries Notes” in this prospectus supplement and see “Description of the Notes — Issuance of Additional Series, Classes and Tranches of Notes” in the accompanying prospectus. A summary of the outstanding series, classes and tranches of notes issued by the issuer is in “Annex I: Series, Classes and Tranches Issued and Outstanding” included at the end of this prospectus supplement. The issuance of future series, classes and tranches of notes will occur without prior review or consent by you or any other noteholder.

     The Trust Beneficial Interest

     The trust beneficial interest is the interest in the trust not securing the AdvantaSeries or any other series and is owned by the bank. The bank may, however, sell all or a portion of its interest in the trust beneficial interest. The trust beneficial interest does not provide credit enhancement for the AdvantaSeries or any other series.

The Receivables

     The primary assets of the trust are receivables in MasterCard®* and, to a lesser extent, VISA®* revolving business purpose credit card accounts. Total receivables consist of principal receivables and finance charge and administrative receivables.

     As of the close of business on April 30, 2005:

•	the total receivables in the trust was $3,277,739,465, and

•	the number of relationships represented by the accounts designated to and remaining in the trust was 880,683.

     For more information, see “The Trust Portfolio” in this prospectus supplement.

Allocations of Collections

     The servicer will collect payments on the receivables and will deposit those collections into an account. It will keep track of collections of finance charge and administrative receivables and collections of principal receivables.

     Each month, the servicer will allocate collections received among:

•	the AdvantaSeries;

•	other series outstanding; and

•	the trust beneficial interest.

     The amount allocated to the AdvantaSeries will be determined based mainly upon the size of the adjusted invested amount of the AdvantaSeries notes compared to the total amount of principal receivables in the trust. Upon the issuance of the Class A(2005-A1) notes, the adjusted invested amount of the AdvantaSeries on such date will be $480,000,000.

     You are entitled to receive payments of interest and principal primarily from collections of receivables and other trust assets allocated to the AdvantaSeries, including funds on deposit in the cash collateral account and the spread account. If the adjusted invested amount of the AdvantaSeries declines, amounts allocated and available for payment to you may be reduced. For a description of the allocation

*	MasterCard® and VISA® are federally registered service marks of MasterCard International Inc. and VISA U.S.A., Inc., respectively.

calculations and the events which may lead to these reductions, see “Description of Series and Tranche Provisions — Available Finance Charge Collections,” “— Available Principal Collections” and “— Allocation Percentages” in this prospectus supplement.

Application of Collections

     Available Finance Charge Collections

     On each payment date, the servicer will direct the indenture trustee to apply available finance charge collections in the following order of priority:

•	to pay required interest payments on the Class A notes;

•	to pay required interest payments on the Class B notes;

•	to pay the monthly servicing fee;

•	to pay required interest payments on the Class C notes;

•	to pay required interest payments on the Class D notes;

•	to cover the AdvantaSeries defaulted amount, if any;

•	to cover the adjusted invested amount deficits, if any, of all AdvantaSeries notes;

•	to make any required deposits to the cash collateral account;

•	to make any required deposits to the spread account;

•	to make any other payment or deposit required by any class or tranche of notes;

•	to be treated as excess finance charge collections for allocation to other series in group one; and

•	to make any other payment or deposit required for any class or tranche of notes and then to the holders of the trust beneficial interest.

     For a more detailed description of these applications, see “Description of Series and Tranche Provisions — Application of Available Finance Charge Collections” in this prospectus supplement.

     Available Principal Collections

     On each payment date, the servicer will direct the indenture trustee to apply available principal collections in the following order of priority:

•	to pay required interest payments on the Class A notes if available finance charge collections and withdrawals from the spread account and the cash collateral account are insufficient, subject to a maximum amount;

•	to pay required interest payments on the Class B notes if available finance charge collections and withdrawals from the cash collateral account and the spread account are insufficient, subject to a maximum amount;

•	to pay the monthly servicing fee if available finance charge collections and withdrawals from the cash collateral account and the spread account are insufficient, subject to a maximum amount;

•	to pay required interest payments on the Class C notes if available finance charge collections and withdrawals from the cash collateral account and the spread account are insufficient, subject to a maximum amount;

•	to make required deposits, if any, to the principal funding sub-accounts of the relevant classes and tranches of notes in the following order: first, to the Class A notes, second, to the Class B notes, third, to the Class C notes, and fourth, to the Class D notes;

•	to be treated, to the extent needed, as shared principal collections for allocation to other series in group one;

•	to make required deposits, if any, to the excess funding account; and

•	to the holders of the trust beneficial interest.

     See “Description of Series and Tranche Provisions — Application of Available Principal Collections” in this prospectus supplement.

     The amount required to be deposited into the principal funding sub-account for the Class A(2005-A1) notes on any payment date will be:

•	during the revolving period for the Class A(2005-A1) notes, zero;

•	during the accumulation period for the Class A(2005-A1) notes, an amount equal to the accumulation deposit amount for the related monthly period;

•	during an early amortization period for the Class A(2005-A1) notes, an amount equal to the Class A(2005-A1) adjusted invested amount as of the close of business on the last day of the preceding monthly period; and

•	during a coverage funding period affecting the Class A(2005-A1) notes, any required amounts as described in “Descriptions of Series and Tranche Provisions — Coverage Funding of the Principal Funding Sub-Accounts for Senior Classes” in this prospectus supplement.

     On the earlier of (x) the expected final principal payment date or (y) the first payment date following the commencement of any early amortization period, amounts on deposit in the principal funding sub-account will be paid to the noteholders. During an early amortization period, available principal collections allocated to the Class A(2005-A1) notes for each payment date will be distributed to the paying agent for payment to the noteholders until your tranche has been paid in full.

     For subordinated notes, the deposits or payments of principal described above may be limited if those notes are required to provide credit enhancement for senior classes of notes. See “Description of Series and Tranche Provisions — Limit on Deposits to the Principal Funding Sub-Account of Subordinated Notes; Limit on Repayments of all Tranches” in this prospectus supplement.

     For a more detailed description of these applications, see “Description of Series and Tranche Provisions — Application of Available Principal Collections” in this prospectus supplement.

Pay Out Events

     If a pay out event with respect to all notes of all outstanding series, all of the AdvantaSeries notes only or the Class A(2005-A1) notes only occurs, an early amortization period for the Class A(2005-A1) notes will begin. Pay out events that affect the Class A(2005-A1) notes include:

•	the transferor fails to make required payments or deposits or violates other covenants or agreements;

•	representations and warranties of the transferor or information provided by the transferor is materially incorrect;

•	for any month, the average of the excess spread amounts for the three preceding monthly periods is less than the required excess spread amount for that month;

•	an event of default and acceleration of the Class A(2005-A1) notes occurs; or

•	if the outstanding principal balance of the Class A(2005-A1) notes is not paid on the expected final principal payment date.

     These pay out events are more fully described under “Description of Series and Tranche Provisions — Pay Out Events” in this prospectus supplement. There are additional pay out events, referred to as trust pay out events, that apply to all series of notes issued by the issuer. These trust pay out events are more fully described under “Description of Series and Tranche Provisions — Pay Out Events” in the prospectus supplement and “Description of the Notes — Pay Out Events” in the accompanying prospectus.

Events of Default

     The Class A(2005-A1) notes are subject to specified events of default described under “Description of Series and Tranche Provisions — Events of Default” in this prospectus supplement and “The Indenture —Events of Default; Rights upon Event of Default” in the accompanying prospectus. These include, among other things, the failure to pay interest for 35 days after it is due or to pay principal on the final maturity date. The failure to pay principal of the Class A(2005-A1) notes or of any other tranche or class will constitute an event of default with respect to the affected tranche or class only.

     For a more detailed description of the rights and remedies of the indenture trustee upon an event of default, see “Description of Series and Tranche Provisions — Events of Default” in this prospectus supplement and “The Indenture — Events of Default; Rights upon Event of Default” in the accompanying prospectus.

Optional Redemption

     The servicer has the option to repurchase your notes when the outstanding principal balance of your tranche of notes has been reduced to 10% or less of the tranche’s highest outstanding principal balance. See “Description of the Notes — Final Payment of Principal; Termination” in the accompanying prospectus. The servicer will not redeem subordinated notes if those notes are required to provide credit enhancement for senior classes of notes of the AdvantaSeries notes.

Group One

     The AdvantaSeries is a part of group one, and may share collections of finance charge and administrative receivables and collections of principal receivables in specified circumstances. See “Description of Series and Tranche Provisions — Excess Finance Charge Collections” and “— Shared Principal Collections” in this prospectus supplement.

Denominations

     Beneficial interests in the Class A(2005-A1) notes may be purchased in minimum denominations of $5,000 and multiples of $1,000 in excess of that amount.

Registration, Clearance and Settlement

     Your Class A(2005-A1) notes will be in book-entry form and will be registered in the name of Cede & Co., as the nominee of The Depository Trust Company. Except in certain limited circumstances, you will not receive a definitive instrument representing your notes. See “Description of the Notes — Definitive Notes” in the accompanying prospectus.

     You may elect to hold your Class A(2005-A1) notes through The Depository Trust Company, in the United States, or Clearstream Banking, société anonyme, or the Euroclear System, in Europe.

     Transfers will be made in accordance with the rules and operating procedures of those clearing systems. See “Description of the Notes — Book-Entry Registration” in the accompanying prospectus.

Tax Status

     Subject to important considerations described under “Federal Income Tax Consequences” in the accompanying prospectus, Wolf, Block, Schorr and Solis-Cohen LLP, as special tax counsel to the issuer, is of the opinion that under existing law your Class A(2005-A1) notes will be characterized as debt for federal income tax purposes and that the issuer will not be an association or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes. By your acceptance of a Class A(2005-A1) note, you will agree to treat your notes as debt for federal, state and local income and franchise tax purposes. See “Federal Income Tax Consequences” in the accompanying prospectus for additional information concerning the application of federal income tax laws.

ERISA Considerations

     Subject to important considerations described under “ERISA Considerations” in this prospectus supplement and in the accompanying prospectus, the Class A(2005-A1) notes are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts. We suggest that a fiduciary or other person contemplating purchasing a Class A(2005-A1) note on behalf of or with plan assets of any plan or account consult with its counsel regarding whether the purchase or holding of a Class A(2005-A1) note could give rise to a transaction prohibited or not otherwise permissible under ERISA or Section 4975 of the Internal Revenue Code.

Note Ratings

     The issuer will issue the Class A(2005-A1) notes only if they are rated at issuance at least “AAA” or “Aaa” or its equivalent by at least one nationally recognized rating agency.

     Other tranches of Class A notes may have different rating requirements from the Class A(2005-A1) notes.

     A rating addresses the likelihood of the payment of interest on a note when due and the ultimate payment of principal of that note by its final maturity date. A rating does not address the likelihood of payment of principal of a note on its expected final principal payment date. In addition, a rating does not address the possibility of an early payment or acceleration of a note, which could be caused by a pay out event or an event of default. A rating is not a recommendation to buy, sell or hold notes and may be subject to revision or withdrawal at any time by the assigning rating agency. Each rating should be evaluated independently of any other rating.

     See “Risk Factors — The rating assigned to a class of notes is limited” in the accompanying prospectus.

Exchange Listing

     We may, but do not currently expect to, apply to list the offered Class A(2005-A1) notes on the Luxembourg Stock Exchange. Upon any application made to the Luxembourg Stock Exchange, we cannot guarantee that the application for the listing will be accepted or that if accepted, such listing will be maintained.

The Trust Portfolio

     The receivables conveyed to the trust arise in accounts selected from the Advanta Business Card Portfolio at the time the trust was established, and in additional accounts selected and designated to the trust since that time, on the basis of criteria described in the transfer and servicing agreement (the “Trust Portfolio”). The transferor has the right to designate additional accounts to the Trust Portfolio and to transfer to the trust all receivables of those additional accounts, whether the receivables already exist or arise after the designation, if certain conditions are satisfied. For a discussion of these conditions, see “Description of the Notes — Addition of Trust Assets” in the accompanying prospectus. In addition, the transferor will be required to designate additional accounts, to the extent available, (a) to maintain the Transferor Interest so that, during any period of 30 consecutive days, the Transferor Interest averaged over that period equals or exceeds the Required Transferor Interest for the same period and (b) to maintain, for so long as notes of any series remain outstanding, an aggregate amount of principal receivables in the Trust Portfolio equal to or greater than the Required Minimum Principal Balance, as adjusted for any series having a paired series as described in the related indenture supplement.

     The transferor also has the right to designate certain removed accounts and to require the indenture trustee to transfer all receivables in the removed accounts back to the transferor, whether the receivables already exist or arise after the designation, if certain conditions are satisfied. For a discussion of these conditions, see “Description of the Notes — Removal of Accounts” in the accompanying prospectus.

     Throughout the term of the trust, the accounts from which the receivables arise will be the accounts designated by the transferor (a) at the time the trust was established, plus (b) any additional accounts, minus (c) any removed accounts. As a result, the composition of the trust assets is expected to change over time. For a general description of the receivables in the trust, see “The Trust Portfolio” in the accompanying prospectus.

     Non-performing accounts were not included in the trust at its formation nor have they been nor will they be included in any account addition. The transferor currently considers an account to be non-performing if the receivables in the account have been charged off, if its receivables have been determined to be fraudulent or if the account’s card or supplemental cards have been reported as lost or stolen. While non-performing accounts will not be included in an account addition, the transferor expects that some accounts will become non-performing after they have been designated to the trust. To the extent an account is non-performing, the transferor and the servicer will treat the receivable balance on that account as a zero balance, for all purposes, including in all disclosures about the Trust Portfolio. Less than 20% of the trust’s receivables, by outstanding principal balance following any account addition and at the time of the initial issuance of any series or tranche of notes publicly offered by means of the accompanying prospectus, will be 30 or more days delinquent. The servicer considers an account delinquent if the minimum payment is not received before the next statement date.

     For additional information regarding the accounts designated to the trust, see “The Bank’s Business Credit Card Activities” in the accompanying prospectus.

Delinquency and Loss Experience

     The following tables set forth the delinquency and loss experience for each of the periods shown for the Trust Portfolio. The accounts designated to the trust have been selected from the accounts in the Advanta Business Card Portfolio based on certain eligibility criteria specified in the transfer and servicing agreement.

     We cannot assure you that the future delinquency and loss experience for the receivables in the Trust Portfolio will be similar to the historical experience of the Trust Portfolio set forth below.

Trust Portfolio
Delinquency Experience
(dollars in thousands)

	As of March 31, 2005
Total Receivables(1):	$3,191,472
Number of Days Delinquent	Delinquent Amount	% of Total Receivables
30 to 59 days	$37,796	1.18%
60 to 89 days	35,301	1.11
90 to 119 days	25,712	0.81
120 to 149 days	19,598	0.61
150 to 179 days	18,540	0.58
180 days or more	0	0.00

TOTAL (30+ days past due)	$136,947	4.29%

	As of December 31,
	2004		2003		2002		2001		2000
Total Receivables(1):	$3,223,773		$2,861,546		$2,502,104		$2,023,070		$1,617,623
	Delinquent	% of Total	Delinquent	% of Total	Delinquent	% of Total	Delinquent	% of Total	Delinquent	% of Total
Number of Days Delinquent	Amount	Receivables	Amount	Receivables	Amount	Receivables	Amount	Receivables	Amount	Receivables
30 to 59 days	$36,123	1.12%	$48,118	1.68%	$44,119	1.76%	$38,320	1.89%	$25,812	1.60%
60 to 89 days	34,001	1.06	37,150	1.30	33,643	1.35	30,089	1.49	17,518	1.08
90 to 119 day	25,526	0.79	33,098	1.15	29,850	1.19	24,420	1.21	13,568	0.84
120 to 149 days	21,127	0.66	26,877	0.94	25,023	1.00	20,968	1.04	11,510	0.71
150 to 179 day	18,435	0.57	26,858	0.94	25,849	1.03	20,150	0.99	10,126	0.62
180 or more days	0	0.00	0	0.00	0	0.00	365	0.02	144	0.01

TOTAL	$135,212	4.20%	$172,101	6.01%	$158,484	6.33%	$134,312	6.64%	$78,678	4.86%

(30+ days past due)

(1)	Total receivables consists of all amounts due from cardholders as posted to the accounts as of the period shown, including principal receivables and finance charge and administrative receivables.

Trust Portfolio
Loss Experience
(dollars in thousands)

	Three Months
	Ended
	March 31,		Year Ended December 31,
	2005		2004	2003	2002	2001	2000(5)
Average Receivables Outstanding(1)	$3,222,430		$3,073,963	$2,737,881	$2,142,638	$1,837,611	$1,471,908
Gross Principal Losses(2)	52,053		232,702	240,973	211,319	152,782	34,339
Recoveries	7,408		25,820	19,771	18,990	11,155	1,494

Net Principal Losses(3)	$44,645		$206,882	$221,202	$192,329	$141,627	$32,845

Net Principal Losses as a
Percentage of Average
Receivables Outstanding	5.54	%(4)	6.73%	8.08%	8.98%	7.71%	5.36	%(4)

(1)	Average Receivables Outstanding for each indicated period is calculated as the weighted average of beginning and ending monthly balance for each month in such periods and includes principal and finance charge and administrative receivables.
(2)	Gross Principal Losses includes charge-offs of principal only, net of fraud.
(3)	Net Principal Losses are calculated as Gross Principal Losses less recoveries.
(4)	Annualized.
(5)	Initial receivables were designated to the trust as of August 1, 2000; this data is for the period beginning on August 1, 2000 through December 31, 2000.

Delinquency and Loss Trends

     We believe that the total delinquency rates in the Trust Portfolio were stable to declining between December 31, 2001 and March 31, 2005 for a number of reasons, including improvements in the management of our collections activities, a shift to targeting higher credit quality businesses and the growth of the Trust Portfolio from approximately $2.02 billion at year end 2001, to approximately $3.19 billion as of March 31, 2005.

     The trends in the loss rates are attributable to overall economic conditions in the United States during the past few years, improvements in our collection activities and a shift in the portfolio to higher credit quality borrowers. The loss rate, in general, has been trending lower since the start of 2002.

     The delinquency and loss experience for the Trust Portfolio reflects, among other factors, the changes in the growth rates in the Trust Portfolio, the changes in the mix of businesses and usage patterns, the seasoning of the accounts, the efficacy of our collection efforts and general economic conditions. We cannot provide you with assurance about the delinquency rates or loss rates to be realized in the future and, in particular, no assurance can be given as to any effect that the recently enacted Bankruptcy Abuse Prevention and Consumer Protection Act of 2005 will have on delinquency rates or loss rates. See “Risk Factors—Legal, Regulatory and Litigation Risk—Legislative and regulatory developments may affect the bank’s business operations and ability to generate new accounts” in the accompanying prospectus.

Recoveries

     Pursuant to the terms of the indenture, the transferor will be required to transfer to the trust all of the recoveries that are reasonably estimated by the servicer and/or the transferor on receivables in charged-off accounts designated to the trust, including amounts received by the transferor or the servicer from the purchaser or transferee with respect to the sale or other disposition of receivables in charged-off accounts (“recoveries”). Recoveries will be treated as collections of finance charge and administrative receivables.

Receivable Yield Considerations

     The yield on the Trust Portfolio for certain periods is set forth in the following table. Collections of finance charge and administrative receivables included in the Trust Portfolio are calculated on a cash basis, not on an accrual basis. Collections of finance charge and administrative receivables will be affected by numerous factors, including the rates of the finance charges on principal receivables, the amount of other fees paid by cardholders, the percentage of cardholders who pay off their balances in full each month, and changes in delinquency rates. Collections of finance charge and administrative receivables during each month will be affected by the number of collection days within each month. The interchange fees paid by merchant banks are based on the purchase activity of the cardholder, and are affected by the amount of transactions and use of the card for purchases. There can be no assurance that the Trust Portfolio yield in the future will be similar to the historical experience set forth below. The following table is prepared using only active relationships. For such purposes, an active relationship is a relationship in which the related account has a balance – positive or negative at the end of the month, but not a zero balance – and has not been charged off. See “The Bank’s Business Credit Card Activities” in the accompanying prospectus.

Trust Portfolio
Revenue From Finance Charge and Administrative Receivables
(by active relationship)

	Three
	Months Ended
	March 31,		Year Ended December 31,
	2005		2004	2003	2002	2001	2000(2)
Average Collections	$96.97		$93.96	$87.75	$88.63	$84.59	$77.28

From Finance Charges and Fees	$76.29		$73.97	$71.24	$74.04	$70.82	$63.82
From Interchange	$20.68		$19.99	$16.51	$14.59	$13.77	$13.46

Average Relationship Balance(1)	$5,800		$5,415	$4,837	$4,310	$4,034	$3,866

Yield From Collections	20.06%	(3)	20.82%	21.77%	24.67%	25.17%	23.99%
Yield from Finance Charges and Fees	15.78%	(3)	16.39%	17.67%	20.61%	21.07%	19.81%
Yield from Interchange	4.28%	(3)	4.43%	4.10%	4.06%	4.10%	4.18%

(1) Average Relationship Balance is calculated based on the weighted average of total receivables outstanding and the weighted average of each month’s active relationships.

(2) Initial receivables were designated to the trust as of August 1, 2000; this data is for the period beginning on August 1, 2000 through December 31, 2000.

(3) Annualized.

Payment Rates

     The following table sets forth the highest and lowest monthly principal payment rates for the Trust Portfolio during any month in the periods shown and the average monthly principal payment rates for all months in the periods shown. Payment rates shown in the table are based on amounts which would be deemed payments of principal receivables.

Trust Portfolio
Monthly Principal Payment Rates

	Three
	Months Ended	Year Ended December 31,
	March 31, 2005	2004	2003	2002	2001	2000(3)
Lowest Month(1)(2)	19.95%	18.70%	16.65%	15.87%	15.45%	17.03%
Highest Month(1)(2)	23.06%	22.65%	22.04%	20.74%	19.57%	19.20%
Monthly Average	21.60%	21.22%	19.79%	18.72%	18.02%	18.23%

(1)	The monthly principal payment rates are calculated as the total amount of principal payments received during the month divided by the opening principal receivables.
(2)	During the period from January 2005 through March 2005, the month with the lowest principal payment rate was February 2005. The month with the highest principal payment rate was March 2005.
(3)	Initial receivables were designated to the trust as of August 1, 2000; this data is for the period beginning on August 1, 2000 through December 31, 2000.

     The amount of principal collections on receivables may vary from month to month due to seasonal variations, general economic conditions, payment habits of individual cardholders and the number of collection days in the month.

     We cannot assure you that principal collections on receivables for the Trust Portfolio, and thus the rate at which noteholders could expect to accumulate or receive payments of principal on their notes during the accumulation period or the early amortization period, will be similar to the historical experience of the Trust Portfolio.

FICO Scores at Time of Origination

     The bank has always used FICO®* scores of the signing individuals as a factor in its initial underwriting decisions. However, a FICO score of the signing individual is only one of many factors used at origination to assess the probability of a business account defaulting. Therefore, the bank has supplemented these FICO scores with additional custom scoring and other underwriting criteria as more fully described under “The Bank’s Business Credit Card Activities — Underwriting Procedures” in the accompanying prospectus. Investors should also note that the probability of a business account defaulting is only one factor for predicting future dollar loss rates. Dollar loss rates are also affected by, among other factors, credit line assignment strategies, card utilization rates, seasonality, the level of bankruptcies and general macroeconomic conditions.

* FICO®	is a federally registered servicemark of Fair, Isaac & Company.

     Since June 2000, we have not approved any new accounts if the signing individual for that relationship had a FICO score of 660 or lower or the FICO score was unavailable at the time of underwriting. Prior to June 2000 lower FICO scores were permitted. There can be no assurance that the distributions of FICO scores at time of origination described in the table below will remain constant over the life of the trust because future accounts designated to the trust may have distributions different than those presented below.

     Because FICO scores for the signing individuals can and do change over time, the table is not indicative of the distribution of the most recent FICO scores for the signing individuals for accounts in the Trust Portfolio. Distributions of the most recent FICO scores would show greater percentages in the lower FICO score ranges. See “The Bank’s Business Credit Card Activities — Underwriting Procedures” in the accompanying prospectus. For those relationships included in the Trust Portfolio as of the close of business on April 30, 2005, the table below shows the FICO scores for the signing individuals at the time an account was originated. We present it solely to assist investors in understanding the credit quality at origination of the signing individuals who are jointly and severally liable with the businesses on the accounts in the Trust Portfolio.

Trust Portfolio
FICO Scores At Time of Origination
by Business Relationship(1)

		Percentage of		Percentage of
	Number of	Number of	Total	Total
FICO Score Range	Relationships	Relationships	Receivables	Receivables
No FICO Score	422	0.05%	$1,072,670	0.03%
Less than 600	104	0.01	94,784	0.00
600 – 660	37,997	4.31	179,475,237	5.48
661 – 719	399,497	45.36	1,619,030,785	49.40
720 and Higher	442,663	50.27	1,478,065,989	45.09

Total	880,683	100.00%	$3,277,739,465	100.00%

(1)	Includes 158,194 inactive relationships with a $0.00 balance and where the cards are not able to be used.

Receivables and Relationships

     The following is selected information about the Trust Portfolio. In the following information, as well as in other places in this prospectus supplement and the prospectus, we may refer to “relationships” or “business relationships.” Each such relationship refers to one “account” created under one credit card agreement, although there may be multiple credit cards issued to different individuals under that account. Each account and all of the credit cards related to that account is one relationship.

     Effective April 28, 2005, approximately 277,000 relationships, each represented by an account, were removed from the trust. All of these accounts had a $0 balance and none of the credit cards issued under these accounts were able to be used by the cardholder.

     The following Trust Portfolio information and the tables below is as of the close of business on April 30, 2005.

•	The receivables in the Trust Portfolio consisted of $3,223,666,959 of principal receivables and $54,072,506 of finance charge and administrative receivables, for a combined total of $3,277,739,465 of principal receivables and finance charge and administrative receivables (the “total receivables”).

•	The Trust Portfolio, excluding relationships that had a zero balance and where the cards were not, as of April 30, 2005, able to be used, has relationships with:

•	an average balance of $4,537;

•	an average credit limit of $14,383;

•	an average age of 41.19 months; and

•	an average receivable balance expressed as a percentage of the average credit limit of 31.54%.

•	Obligors had billing addresses in all 50 states, plus certain other U.S. territories and possessions.

     Because the future composition of the Trust Portfolio may change over time, this information and these tables are not necessarily indicative of the composition of the Trust Portfolio at any subsequent time.

Trust Portfolio
Outstanding Balance
by Business Relationship(1)

		Percentage of		Percentage
	Number of	Number of	Total	of Total
Account Balance Range	Relationships	Relationships	Receivables	Receivables
Less than $0.00	18,543	2.11%	$(4,498,208)	(0.14)%
$0.00	318,638	36.18	0	0.00
$0.01-5,000	309,941	35.19	508,797,485	15.52
$5,000.01-10,000	117,872	13.39	867,362,234	26.46
$10,000.01-20,000	90,640	10.29	1,257,180,039	38.36
$20,000.01-25,000	14,299	1.62	317,570,158	9.69
Over $25,000	10,750	1.22	331,327,757	10.11

Total	880,683	100.00%	$3,277,739,465	100.00%

(1) Includes 158,194 inactive relationships with a $0.00 balance and where the cards are not able to be used.

Trust Portfolio
Credit Limit
by Business Relationship(1)

		Percentage of		Percentage
	Number of	Number of	Total	of Total
Credit Limit Range	Relationships	Relationships	Receivables	Receivables
$0	24	0.00%	$3,087	0.00%
$1- 1,500	7,813	0.89	2,290,924	0.07
$1,501- 5,000	111,543	12.67	120,354,005	3.67
$5,001- 10,000	232,338	26.38	492,216,838	15.02
$10,001- 15,000	241,698	27.44	728,996,182	22.24
$15,001- 25,000	220,803	25.07	1,201,517,355	36.66
$25,001- 35,000	55,413	6.29	536,298,567	16.36
Over $35,000	11,051	1.26	196,062,507	5.98

Total	880,683	100.00%	$3,277,739,465	100.00%

(1)	Includes 158,194 inactive relationships with a $0.00 balance and where the cards are not able to be used.

Trust Portfolio
Months as Customer
by Business Relationship(1)

		Percentage of		Percentage
	Number of	Number of	Total	of Total
Account Age	Relationships	Relationships	Receivables	Receivables
0 months to 6 months	55,146	6.26%	$303,664,297	9.26%
7 months to 12 months	44,618	5.07	199,100,513	6.07
13 months to 24 months	131,938	14.98	458,561,408	13.99
25 months to 36 months	204,868	23.26	604,600,636	18.45
37 months to 48 months	109,785	12.47	351,795,425	10.73
49 months to 60 months	125,298	14.23	417,749,588	12.75
Over 60 months	209,030	23.73	942,267,598	28.75

Total	880,683	100.00%	$3,277,739,465	100.00%

(1)	Includes 158,194 inactive relationships with a $0.00 balance and where the cards are not able to be used.

Trust Portfolio
Geographic Distribution
by Business Relationship(1)

		Percentage of		Percentage
	Number of	Number of	Total	of Total
Geographic Location	Relationships	Relationships	Receivables	Receivables
California	119,594	13.58%	$419,518,440	12.80%
Texas	64,492	7.32	240,738,911	7.34
Florida	65,352	7.42	228,717,913	6.98
New York	59,701	6.78	211,629,563	6.46
Illinois	36,625	4.16	139,691,355	4.26
Pennsylvania	35,664	4.05	131,209,807	4.00
Michigan	29,030	3.30	122,197,860	3.73
Ohio	28,166	3.20	120,996,407	3.69
New Jersey	31,682	3.60	108,763,631	3.32
Georgia	21,991	2.50	87,059,911	2.66
Massachusetts	22,862	2.59	81,307,272	2.48
Colorado	20,842	2.37	81,225,502	2.48
North Carolina	19,774	2.24	77,804,829	2.37
Indiana	17,290	1.96	73,491,872	2.24
Virginia	19,094	2.17	72,423,559	2.21
All Others(2)	288,524	32.76	1,080,962,633	32.98

Total	880,683	100.00%	$3,277,739,465	100.00%

(1)	Includes 158,194 inactive relationships with a $0.00 balance and where the cards are not able to be used.
(2)	No state within “All Others” individually accounts for more than 2.14% of the total receivables.

     Since the largest number of relationships as of the close of business on April 30, 2005 were located in California, Texas, Florida and New York, adverse economic conditions in these states may have a greater impact on the timing and amount of payments on the notes than adverse economic conditions in other states.

Developments Relating to Advanta Bank Corp., Advanta Corp. and its Other Subsidiaries

Litigation

     On May 28, 2004 Advanta Corp. and Bank of America Corp. (“Bank of America”) signed an agreement to resolve all outstanding litigation, including partnership tax disputes, between Advanta Corp. and certain of its subsidiaries and Fleet Financial Group Inc. (“Fleet”), which was acquired by Bank of America, relating to the transfer of Advanta’s consumer credit card business to Fleet Credit Card Services, L.P. in 1998. The agreement was subject to the Internal Revenue Service’s (“IRS”) final approval of the settlement of the tax disputes. Advanta Corp. received the final approval of the Internal Revenue Service in January 2005 and, as a result, Advanta received $63.8 million in cash from Bank of America in February 2005, representing a return of the payments that Advanta made to Fleet in the Delaware state court litigation in February 2004. Consistent with the terms of the agreement with Bank of America, all outstanding litigation between Advanta and Fleet was dismissed in February 2005.

     On July 26, 2001, Chase Manhattan Mortgage Corporation (“Chase”) filed a complaint against Advanta Corp. and certain of its subsidiaries, including the bank, in the United States District Court for the District of Delaware alleging, among other things, that Advanta breached its contract with Chase in connection with the February 2001 exit from Advanta Corp.’s mortgage business through a purchase and sale agreement with Chase as purchaser (the “Mortgage Transaction”). Chase claims that Advanta misled Chase concerning the value of certain of the assets sold to Chase. In September 2001, Advanta filed an answer which denied all of the substantive allegations of the complaint and asserted a counterclaim against Chase for breach of contract relating to funds owed by Chase to Advanta in connection with the Mortgage Transaction. In September 2003, Advanta Corp. filed a motion for summary judgment with the court with respect to all claims raised in Chase’s complaint and Chase filed a motion for partial summary judgment with respect to certain of its claims. On March 4, 2004, the court denied both parties’ motions for summary judgment. On April 26, 2004, a non-jury trial commenced; at trial, Chase asserted damages totaling approximately $88 million. The trial concluded on May 26, 2004, and the court ordered the parties to make certain post-trial filings with the court. Post-trial filings were filed on July 30, 2004 and September 17, 2004. Advanta Corp.’s management believes that the lawsuit is without merit and will vigorously defend Advanta in this litigation and therefore, Advanta Corp. does not have any reserves for future judgments or rulings in this litigation. However, since this litigation relates to a discontinued operation, Advanta Corp. has established reserves for estimated future litigation costs. Advanta Corp.’s management does not expect this lawsuit to have any impact on its business credit card business and does not expect the ultimate resolution of this litigation to have a material adverse effect on Advanta’s financial position or results of operations. The business credit card business is not directly involved in this matter.

     On February 13, 2004, Advanta Corp. filed a Writ of Summons against Chase in Montgomery County, Pennsylvania Court of Common Pleas, which was amended on March 4, 2004. On March 8, 2004, Advanta Corp., and certain of its subsidiaries, including the bank, filed a Second Amended Writ of Summons and a Complaint against Chase in Montgomery County, Pennsylvania Court of Common Pleas seeking damages of at least $17.7 million. In May 2004, Chase filed an answer to the complaint and asserted a new matter and counterclaims seeking damages of at least $5 million. On August 2, 2004, Advanta Corp. and the named subsidiaries filed their reply to Chase’s new matter and counterclaims. Discovery in this matter is ongoing. On February 23, 2004 and June 4, 2004, Chase filed a complaint and a first amended complaint, respectively, against Advanta Corp. in the United States District Court for the District of Delaware seeking damages of at least $7 million. On August 9, 2004, Advanta filed its answer, affirmative defenses and counterclaims to the first amended complaint in the United States District Court for the District of Delaware, asserting substantially the same claims and damages as in the Montgomery County, Pennsylvania action. On August 30, 2004, Chase filed a Motion to dismiss Advanta’s counterclaims. On September 15, 2004, Advanta filed its opposition to Chase’s motion. Discovery on this matter is ongoing. On May 5, 2005 and May 6, 2005 the parties participated in mediation that was scheduled by the court for the purpose of attempting to resolve or narrow some of the claims. The mediation was non-binding and resulted in no resolution or narrowing of the claims. These filings relate to contractual claims, including claims for indemnification, under the purchase and sale agreement governing the Mortgage Transaction and are a continuation of the ongoing dispute associated with the Mortgage Transaction. Since this litigation relates to a discontinued operation, Advanta Corp. has established reserves for estimated future litigation costs. Advanta Corp.’s management does not expect the lawsuit filed by Chase on February 23, 2004, as amended on June 4, 2004 or Chase’s new matter and counterclaims in the action brought by Advanta Corp. in the Pennsylvania Court of Common Pleas to have a material adverse effect on Advanta’s financial position, results of operations or ability to operate the business credit card business. The business credit card business is not directly involved in this matter.

     Advanta Mortgage Corp. USA (“AMCUSA”) and Advanta Mortgage Conduit Services, Inc. (“AMCSI”), subsidiaries of Advanta Corp., have been involved in arbitration before the American Arbitration Association with Goodrich & Pennington Mortgage Fund, Inc. (“GPMF”), a participant in one of the programs of Advanta’s former mortgage business. The arbitration process commenced June 28, 2001 in San Francisco, California with GPMF serving a demand for arbitration relating to alleged failure to provide information and documentation under the former mortgage program. In February and June 2004, GPMF filed Statements of Claim, alleging additional contractual claims concerning GPMF’s relationship with AMCUSA and AMCSI. Certain of GPMF’s claims were tried at an arbitration hearing during November 2004 (“Phase I Claims”). On January 10, 2005, the arbitrator issued a ruling in AMCUSA and AMCSI’s favor on all issues capable of determination from the evidence presented at the hearing on the Phase I Claims. Further evidence will be presented to address certain issues unresolved by the January 2005 ruling. On January 28, 2005, GPMF filed an amended statement of claim, raising issues related to the effect of the Mortgage Transaction on GPMF’s contracts with AMCUSA and AMCSI and attempting to add Chase as a party to the arbitration. AMCUSA, AMCSI and GPMF have filed various motions and cross-motions relating to GPMF’s amended statement of claim, which were all denied by the arbitrator on April 5, 2005. All remaining claims are scheduled to be heard in July 2005 (“Phase II Claims”), including any claims GPMF is permitted to pursue against Chase in the arbitration. The aggregate amount of damages sought by GPMF on the Phase II Claims is not known, and at this time, no cognizable damage amount has been specified by GPMF in its pleadings. Since this arbitration relates to a discontinued operation, Advanta Corp. has established reserves for estimated future legal costs. Advanta Corp.’s management does not expect this arbitration to have a material adverse effect on Advanta’s financial position, results of operations or ability to operate the business credit card business. Neither the bank nor the business credit card business is directly involved in this matter.

     In addition, Advanta Corp. and its subsidiaries are involved in class action lawsuits, other litigation, claims and legal proceedings arising in the ordinary course of business or discontinued operations, including litigation arising from Advanta Corp.’s operation of the mortgage business prior to the Mortgage Transaction in the first quarter of 2001.

     Advanta Corp.’s management believes that the aggregate loss, if any, resulting from existing litigation, claims and other legal proceedings will not have a material adverse effect on the consolidated financial position or results of Advanta Corp.’s operations based on the level of litigation reserves Advanta Corp. has established and its current expectations regarding the ultimate resolutions of these existing actions. Advanta Corp.’s litigation reserves are estimated based on the status of litigation and its assessment of the ultimate resolution of each action after consultation with Advanta Corp.’s attorneys. However, due to the inherent uncertainty in litigation and since the ultimate resolution of litigation, claims and other legal proceedings are influenced by factors outside of Advanta Corp.’s control, it is reasonably possible that Advanta Corp.’s estimated liability under these proceedings may change or that actual results will differ from its estimates.

Maturity Considerations

     You are expected to receive payment of principal in full for the Class A(2005-A1) notes on May 20, 2008. We call this date the “Expected Final Principal Payment Date.”

     You may, however, receive payments of principal earlier than the Expected Final Principal Payment Date if a pay out event occurs and an early amortization period begins. See “Description of Series and Tranche Provisions — Pay Out Events” in this prospectus supplement. In addition, if principal collections are received more slowly than expected or if principal collections are less than expected, you may receive payment of principal on your notes later than expected. For a description of the required deposits to the principal funding sub-account for the Class A(2005-A1) notes, see “Description of Series and Tranche Provisions —Required Deposits to the Class A(2005-A1) Principal Funding Sub-Account” in this prospectus supplement.

     Available Principal Collections allocated to the Class A(2005-A1) notes will accumulate during the accumulation period in the principal funding sub-account for the Class A(2005-A1) notes. The accumulation period is scheduled to begin at the close of business on August 31, 2007, but may be delayed as discussed under “Description of Series and Tranche Provisions — Required Deposits to the Class A(2005-A1) Principal Funding Sub-Account” in this prospectus supplement.

     Other than on the related final maturity date, no payment of principal will be made on any tranche of Class B notes unless, following the payment, the aggregate adjusted invested amount of all remaining outstanding Class B notes, Class C notes and Class D notes is at least equal to the Class A required subordinated amount.

     Similarly, other than on the related final maturity date, no payment of principal will be made on any tranche of Class C notes unless, following the payment,

–	the aggregate adjusted invested amount of all remaining outstanding Class B notes, Class C notes and Class D notes is at least equal to the Class A required subordinated amount, and

–	the aggregate adjusted invested amount of all remaining outstanding Class C notes and Class D notes is at least equal to the Class B required subordinated amount.

Similarly, other than on the related final maturity date, no payment of principal will be made on any tranche of Class D notes unless, following the payment,

–	the aggregate adjusted invested amount of all remaining outstanding Class B notes, Class C notes and Class D notes is at least equal to the Class A required subordinated amount,

–	the aggregate adjusted invested amount of all remaining outstanding Class C notes and Class D notes is at least equal to the Class B required subordinated amount, and

–	the adjusted invested amount of all remaining outstanding Class D notes is at least equal to the Class C required subordinated amount.

     See “Description of Series and Tranche Provisions — Limit on Deposits to the Principal Funding Sub-Account of Subordinated Notes; Limit on Repayments of all Tranches” in this prospectus supplement. Also, see “Description of Series and Tranche Provisions — Note Balances — Paired Tranches” in this prospectus supplement for a description of how the pairing of the Class A(2005-A1) notes with another tranche of Class A notes may affect payment on the Class A(2005-A1) notes.

Description of Series and Tranche Provisions

     The following is a summary of the material provisions of the Class A(2005-A1) notes. This summary is not a complete description of the terms of the Class A(2005-A1) notes. You should refer to “Description of the Notes” in the accompanying prospectus as well as to the transfer and servicing agreement, the indenture, the AdvantaSeries indenture supplement and the Class A(2005-A1) terms document for a complete description.

Issuance

     AdvantaSeries notes will be issued in classes. Each class of notes may have multiple tranches which may be issued at different times and have different terms. Whenever a “class” of notes is referred to in this prospectus supplement or the accompanying prospectus, it includes all tranches of that class of notes, unless the context otherwise requires. Only the Class A(2005-A1) notes are offered by this prospectus supplement and the accompanying prospectus. The Class A(2005-A1) notes are a tranche of the Class A notes. We also call these notes the “offered notes.” The Class A(2005-A1) notes will be issued under the indenture, as supplemented by the indenture supplement relating to the AdvantaSeries notes (the “AdvantaSeries indenture supplement”) and a terms document (the “Class A(2005-A1) terms document”), in each case between the issuer and the indenture trustee. As described under “Description of the Notes — Issuance of Additional Series, Classes and Tranches of Notes” in the accompanying prospectus, the transferor may cause the owner trustee, on behalf of the issuer, and the indenture trustee to execute further indenture supplements in order to issue additional series, and additional terms documents in order to issue additional classes and tranches of notes.

     Simultaneously with the offered notes, the issuer will issue $20,000,000 initial principal balance of Class D(2005-D1) notes (the “Class D(2005-D1) notes”). The Class D(2005-D1) notes and the offered notes are the fourth and fifth tranches, respectively of notes to be issued within the AdvantaSeries. See “Annex I: Series, Classes and Tranches Issued and Outstanding” in this prospectus supplement for additional information concerning previously issued tranches of AdvantaSeries Notes. The issuer expects to issue other tranches of AdvantaSeries notes from time to time in the future.

     The AdvantaSeries indenture supplement allows the issuer to “reopen” or later increase the outstanding principal balance of the Class A(2005-A1) notes without notice to you, by selling additional Class A(2005-A1) notes with the same terms. Those additional Class A(2005-A1) notes will be treated, for all purposes, like the Class A(2005-A1) notes that were offered by this prospectus supplement, except that any new Class A(2005-A1) notes may begin to accrue interest at a different date. No additional Class A(2005-A1) notes may be issued unless the conditions to issuance described in “Description of Series and Tranche Provisions — Issuances of New Classes and Tranches of AdvantaSeries Notes” in this prospectus supplement and “Description of the Notes — Issuance of Additional Series, Classes and Tranches of Notes” in the accompanying prospectus are satisfied. The bank or an affiliate may retain any Class A(2005-A1) notes resulting from a reopening and may resell them on a subsequent date. None of the indenture, the AdvantaSeries indenture supplement or the Class A(2005-A1) terms document limits the aggregate principal amount of notes of any class or tranche that may be issued in the future nor does the indenture limit the aggregate principal amount of notes of any series that may be issued in the future.

     The “closing date” for the Class A(2005-A1) notes will be on or about May 24, 2005. The Class A(2005-A1) notes will be issued in denominations of $5,000 and integral multiples of $1,000 and will be available only in book-entry form, registered in the name of Cede & Co., as nominee of DTC. As described under “Description of the Notes—General,” “— Book-Entry Registration” and “— Definitive Notes” in the accompanying prospectus, unless and until definitive notes are issued, you will be able to transfer your notes only through the facilities of DTC. You will receive payments and notices through DTC and its participants. Payments of interest and principal will be made on each payment date on which those amounts are due to the noteholders in whose names Class A(2005-A1) notes were registered on the record date for that payment date. The “record date” for the Class A(2005-A1) notes is the business day immediately preceding a payment date.

     All notes of a tranche will, to the extent of amounts allocated to that tranche, receive payments of principal and interest pro rata based on the outstanding principal balance of each note of that tranche.

Required Interest Payments

     The aggregate amount of required interest payments due on a tranche of notes on each payment date will be equal to the sum of the payments listed below. The required payments for any month will also include any shortfall in the required payments for any prior month which have not been previously paid. Required interest payments include:

•	Accrued Interest. The amount of interest due on any tranche of outstanding notes on each interest payment date will be equal to the amount of interest accrued for the related interest period on the outstanding principal balance of that tranche during the period from and including the interest payment date in the prior monthly period to but excluding the interest payment date in the current monthly period. However, interest due on the first interest payment date will be calculated on the initial principal balance of the notes as of the closing date. If any tranche of notes provides for interest payments in addition to or different from the amounts described above, the amounts of interest payments for that tranche each month will include the specified amounts; plus

•	Amounts Owed to Derivative Counterparties. If a tranche of notes has a derivative agreement for interest that provides for payments to the applicable derivative counterparty, the amount of required interest payments for that tranche of notes on each interest payment date will include any payment due to the derivative counterparty which is specified in the related terms document; plus

•	Additional Interest. The amount due for any tranche of notes that has previously due and unpaid interest for any month will include the interest accrued on that unpaid interest during the period from and including the interest payment date in the prior monthly period to but excluding the interest payment date in the current monthly period at the rate of interest applicable to that tranche during that period. Unpaid additional interest will not also accrue additional interest.

     Whenever in this prospectus supplement reference is made to required interest payments, such payments will include each of the items described above to the extent due at that time. With respect to the Class A(2005-A1) notes, required interest payments for any payment date are described above and the interest rate is described in “Summary of Terms — The Offered Notes — Interest” in this prospectus supplement.

     A tranche of notes may be entitled to more than one of the preceding amounts.

     All percentages resulting from any calculation of an interest rate will be rounded to the nearest one-hundred-thousandth of a percentage point, with five one millionths of a percentage point rounded upwards. For example, 9.876545%, or 0.09876545, would be rounded to 9.87655%, or 0.0987655. All dollar amounts used in or resulting from that calculation will be rounded to the nearest cent, with one-half cent or more being rounded upward.

Note Balances

     Each AdvantaSeries note has an initial principal balance, an outstanding principal balance, an adjusted outstanding principal balance and an adjusted invested amount.

     Initial Principal Balance

     The initial principal balance of a note is the amount stated on the face of the note to be payable to the holder, unless otherwise specified in the applicable terms document. The initial principal balance of the AdvantaSeries is equal to the aggregate initial principal balance of all outstanding AdvantaSeries notes.

     Outstanding Principal Balance

     The outstanding principal balance of any class or tranche of AdvantaSeries notes is the initial principal balance of the notes of such class or tranche, less the amount of principal paid to the holders of such notes or provided to the paying agent for payment of principal to the holders of such class or tranche of notes. The outstanding principal balance of any class or tranche of notes will decrease as a result of each payment of principal of that class or tranche of notes, and will increase as a result of any issuance of additional notes of that class or tranche.

     Adjusted Outstanding Principal Balance

     The adjusted outstanding principal balance of a class or tranche of notes is the outstanding principal balance of that class or tranche less any funds on deposit and allocated in respect of principal in any issuer account for that class or tranche of notes.

     Adjusted Invested Amount

     The adjusted invested amount of a tranche of notes is an amount based on the initial principal balance of that tranche of notes, but with some reductions and increases described below. The adjusted invested amount of the AdvantaSeries notes is equal to the sum of the adjusted invested amounts of all classes or tranches of notes of the AdvantaSeries.

     The adjusted invested amount of an AdvantaSeries note may be reduced as follows:

•	If Available Finance Charge Collections allocable to the AdvantaSeries and amounts withdrawn from the spread account and the cash collateral account are insufficient to cover the AdvantaSeries Defaulted Amount, the adjusted invested amount of the notes will be reduced as described in “Description of Series and Tranche Provisions — Allocations of Reductions to the Adjusted Invested Amount Due to Investor Charge-Offs” in this prospectus supplement.

•	If Available Principal Collections are applied to pay required interest payments on the senior notes or to pay the monthly servicing fee, the adjusted invested amount of the AdvantaSeries notes will be reduced by the amount of the reallocations as described in “Description of Series and Tranche Provisions — Allocations of Reductions of Adjusted Invested Amounts from Reallocations” in this prospectus supplement. The reduction will be applied to the most subordinate notes prior to more senior notes.

•	The adjusted invested amount of a tranche of notes will be reduced by the amount on deposit in the applicable principal funding sub-account for that tranche of notes (after giving effect to any deposits, allocations, reallocations and withdrawals).

•	The adjusted invested amount of a note will be reduced by the amount of all payments of principal of the note.

     The adjusted invested amount of an AdvantaSeries note may be increased as follows:

•	If additional notes of a previously issued tranche of notes are later issued, the adjusted invested amount of that tranche will increase by the initial principal balance of those additional notes.

•	The adjusted invested amount will increase if sufficient Available Finance Charge Collections are available and applied to reimburse earlier reductions in the adjusted invested amount resulting from investor charge-offs or from the application of Available Principal Collections to pay required interest payments on senior notes or to pay the monthly servicing fee, as described in “Description of Series and Tranche Provisions — Application of Available Principal Collections” in this prospectus supplement. The increases will be allocated first to the most senior class of notes with a deficiency in its adjusted invested amount and then, in succession, to the next most senior class of notes with deficiencies in their adjusted invested amounts. The increases will be further allocated to each tranche of a class pro rata based on the deficiency in the adjusted invested amount in each tranche, as described in “Description of Series and Tranche Provisions — Allocations of Reimbursements of Adjusted Invested Amount Deficits” in this prospectus supplement.

     The adjusted invested amount of a tranche of notes may not be reduced below zero, and may not be increased above the outstanding principal balance of that tranche of notes, less any amounts on deposit in the applicable principal funding sub-account. The adjusted invested amount of a tranche of notes that has caused an issuance of a foreclosure certificate will be zero.

     The amount of reductions of the adjusted invested amount of any class or tranche of notes due to investor charge-offs allocable to that class or tranche of notes or due to the reallocation of Available Principal Collections to pay interest on the senior classes of AdvantaSeries notes or the monthly servicing fee will be limited as described in “Description of Series and Tranche Provisions — Allocations of Reductions to the Adjusted Invested Amount Due to Investor Charge-Offs” and “— Allocations of Reductions of Adjusted Invested Amounts from Reallocations” in this prospectus supplement.

     Allocations of investor charge-offs to a class or tranche of notes and reallocations of Available Principal Collections to pay required interest payments on the senior classes of notes or the monthly servicing fee reduce the adjusted invested amount of outstanding notes only and do not affect notes that are issued after the time of such reduction.

     Paired Tranches

     Any tranche of AdvantaSeries notes may be paired with another tranche of AdvantaSeries notes, referred to as the “paired tranche.” As the adjusted invested amount of a tranche having a paired tranche is reduced (solely due to deposits in the related principal funding sub-account other than deposits of coverage funding amounts), the adjusted invested amount of the paired tranche may increase by an equal amount. If a pay out event occurs with respect to either tranche while such tranches are paired, the adjusted invested amount of, and the method for allocating collections of principal receivables to, each tranche may be reset. If two tranches of notes are paired, the issuer will be required to maintain a minimum principal balance based on the reduced adjusted invested amount of the paired tranche. If, as a result, there are fewer principal receivables allocable to the AdvantaSeries, there may be fewer collections of finance charge and administrative receivables available in the trust to be allocated to the AdvantaSeries, and Available Finance Charge Collections allocable to your tranche of notes may be reduced. In addition, the pairing of tranches may affect the calculation of the Investor Percentage and the timing or amount of payments received by the Class A(2005-A1) noteholders.

Allocation Percentages

     Under the indenture, for each monthly period, the servicer will allocate among the AdvantaSeries, all other series and the trust beneficial interest, all amounts collected with respect to finance charge and administrative receivables, all amounts collected with respect to principal receivables and all Defaulted Amounts for that monthly period. These amounts will be allocated to the AdvantaSeries based on the Investor Percentage for the AdvantaSeries.

     Under the AdvantaSeries indenture supplement, for each monthly period, the servicer will allocate among all classes and tranches of notes, Available Finance Charge Collections, Available Principal Collections and specified other amounts allocated to the AdvantaSeries for that monthly period. These amounts will be allocated to all classes and tranches as specified in “Description of Series and Tranche Provisions” in this prospectus supplement.

Allocations of Reductions of Adjusted Invested Amounts from Reallocations

     On any payment date when Available Principal Collections are used to pay required interest payments with respect to any class of notes or to pay the monthly servicing fee as described in “Description of Series and Tranche Provisions — Application of Available Principal Collections” in this prospectus supplement, the adjusted invested amounts of the notes will be reduced on that date in the following order of priority:

•	first, after the balance of the cash collateral account has been reduced to zero, to the Class D notes until the adjusted invested amount of the Class D notes has been reduced to zero;

•	second, after the adjusted invested amount of the Class D notes has been reduced to zero, to the Class C notes until the adjusted invested amount of the Class C notes has been reduced to zero; and

•	third, after the adjusted invested amount of the Class C notes has been reduced to zero, to the Class B notes until the adjusted invested amount of the Class B notes has been reduced to zero.

     For each allocation described above, the amount allocated to any class of notes will be allocated to each tranche of notes within that class pro rata based on the ratio of the adjusted invested amount of that tranche of notes to the adjusted invested amount of all tranches of notes in such class, each as of the close of business on the last day of the related monthly period. If this allocation (or any portion of it) would reduce the adjusted invested amount of a tranche of notes below zero, the amount that would cause the adjusted invested amount to be reduced below zero will be allocated instead to the other tranches of outstanding AdvantaSeries notes in the related class of notes in the same manner. The adjusted invested amount of any tranche of notes will not be reduced below zero.

     Unless such reductions are reimbursed through the application of Available Finance Charge Collections as described in “Description of Series and Tranche Provisions — Note Balances — Adjusted Invested Amount,” the outstanding principal balance of those notes may not be paid in full and the holders of those notes may receive less than the full outstanding principal balance of their notes.

Limit on Allocations of Available Principal Collections and Available Finance Charge Collections

     Each tranche of notes will be allocated Available Principal Collections and Available Finance Charge Collections solely to the extent of its adjusted invested amount. Therefore, if the adjusted invested amount of any tranche of notes has been reduced because of the application of Available Principal Collections to cover required interest payments on more senior classes of notes or the monthly servicing fee, or due to investor charge-offs, such tranche of notes will not be allocated Available Principal Collections and Available Finance Charge Collections to the extent of such reductions. However, any funds on deposit in the related principal funding sub-account, any funds on deposit payable from any applicable derivative agreement, any funds on deposit in the spread account and any funds on deposit in the cash collateral account may still be available to pay principal of and interest on that tranche of notes. It is also possible for that tranche’s adjusted invested amount to be increased by subsequent allocations of Available Finance Charge Collections. There are no assurances that there will be any Available Finance Charge Collections for application that would increase those previously reduced adjusted invested amounts.

Allocations of Reductions to the Adjusted Invested Amount Due to Investor Charge-Offs

     Investor charge-offs will be allocated to the respective classes in the order described below. Investor charge-offs allocated to any class will be allocated among the tranches within that class on the basis of the adjusted invested amount of such tranche and the aggregate adjusted invested amount of all tranches within such class. Amounts of investor charge-offs allocated to a tranche will reduce the adjusted invested amount of such tranche. In no event will the adjusted invested amount of any tranche of notes be reduced below zero.

     On each payment date, the amount of investor charge-offs will be allocated in the following order of priority:

•	first, to the Class D notes until the adjusted invested amount of the Class D notes has been reduced to zero;

•	second, after the adjusted invested amount of the Class D notes has been reduced to zero, to the Class C notes until the adjusted invested amount of the Class C notes has been reduced to zero;

•	third, after the adjusted invested amount of the Class C notes has been reduced to zero, to the Class B notes until the adjusted invested amount of the Class B notes has been reduced to zero; and

•	fourth, after the adjusted invested amount of the Class B notes has been reduced to zero, to the Class A Notes until the adjusted invested amount of the Class A Notes has been reduced to zero.

Allocations of Reimbursements of Adjusted Invested Amount Deficits

     If there are Available Finance Charge Collections available to reimburse any Adjusted Invested Amount Deficits on any payment date as described in the seventh clause of “Description of Series and Tranche Provisions — Application of Available Finance Charge Collections” in this prospectus supplement, such amounts will be allocated among the classes of notes in the following order of priority:

•	first, to the Class A notes,

•	second, to the Class B notes,

•	third, to the Class C notes, and

•	fourth, to the Class D notes.

     In each case, Available Finance Charge Collections allocated to a class of notes will be allocated to each tranche of notes within that class pro rata based on the ratio of (a) the Adjusted Invested Amount Deficit of such tranche of notes, to (b) the aggregate Adjusted Invested Amount Deficits of all tranches of that class.

     In no event will the adjusted invested amount of a tranche of notes be increased above the adjusted outstanding principal balance of such tranche.

Available Finance Charge Collections

          Required interest payments will be paid from “Available Finance Charge Collections,” which, for any monthly period, equals the sum of:

•	the Investor Percentage of collections of finance charge and administrative receivables deposited in the collection account for that monthly period; plus

•	the aggregate amount withdrawn from the cash collateral account to cover shortfalls in earnings on amounts on deposit in the principal funding account, as described in “Description of Series and Tranche Provisions — Cash Collateral Account — Withdrawals from the Cash Collateral Account” in this prospectus supplement; plus

•	investment earnings on amounts on deposit in the principal funding account for the AdvantaSeries notes; plus

•	if specified in the related terms document, payments related to interest received under derivative agreements for interest; plus

•	any Excess Finance Charge Collections allocable to the AdvantaSeries notes, as described in “Description of Series and Tranche Provisions — Excess Finance Charge Collections” in this prospectus supplement; plus

•	any other amounts specified in the AdvantaSeries indenture supplement or any related terms document.

Application of Available Finance Charge Collections

     On each payment date, the servicer will direct the indenture trustee to apply Available Finance Charge Collections for that payment date in the following order of priority:

•	first, to pay the required interest payments on the Class A notes;

•	second, to pay the required interest payments on the Class B notes;

•	third, to pay the portion of the monthly servicing fee allocable to the AdvantaSeries, plus any previously due and unpaid monthly servicing fee allocable to the AdvantaSeries;

•	fourth, to pay the required interest payments on the Class C notes;

•	fifth, to pay the required interest payments on the Class D notes;

•	sixth, to be treated as Available Principal Collections in an amount equal to the AdvantaSeries Defaulted Amount, if any, for the monthly period;

•	seventh, to be treated as Available Principal Collections in an amount equal to the AdvantaSeries Adjusted Invested Amount Deficits, if any;

•	eighth, to be deposited into the cash collateral account in the amount equal to the Cash Collateral Account Deficit, if any;

•	ninth, to make the required deposit to the spread account, if any;

•	tenth, to make any other payment or deposit required by any class or tranche of AdvantaSeries notes;

•	eleventh, to be treated as Excess Finance Charge Collections;

•	twelfth, to make any other payment or deposit required by any class or tranche of AdvantaSeries notes; and

•	thirteenth, to the holders of the trust beneficial interest.

Allocation of Interest

     The aggregate amount allocated in respect of interest for a class of notes for each monthly period will be allocated and paid to each tranche of notes within such class, as follows:

•	Available Finance Charge Collections are at least equal to required interest payments. If Available Finance Charge Collections for a monthly period are at least equal to the aggregate required interest payments due and payable for the related class of notes, then the full required interest payment will be allocated to the respective tranche of notes.

•	Available Finance Charge Collections are less than required interest payments. If Available Finance Charge Collections for a monthly period are less than the aggregate required interest payments for the related class of notes, then the amount available will be allocated to each tranche within that class pro rata based on the ratio of:

–	the aggregate amount of required interest payments due and payable with respect to that tranche of notes, to

–	the aggregate amount of required interest payments due and payable with respect to all tranches within the related class of notes.

     These amounts will be distributed to the paying agent for payment to the respective tranche of notes or as otherwise provided in the related terms document.

Available Principal Collections

     Required principal payments will be paid from “Available Principal Collections,” which, for any monthly period, equals the sum of:

•	the Investor Percentage of collections of principal receivables for that monthly period; plus

•	the amount of Available Finance Charge Collections to be treated as Available Principal Collections as described in “Description of Series and Tranche Provisions — Application of Available Finance Charge Collections” in this prospectus supplement; plus

•	any Shared Principal Collections from other series in group one allocated to the AdvantaSeries as described in “Description of Series and Tranche Provisions — Shared Principal Collections” in this prospectus supplement; plus

•	any amounts withdrawn from the spread account to cover AdvantaSeries Defaulted Amounts, as described in “Description of Series and Tranche Provisions — Spread Account — Withdrawals from the Spread Account — Allocations of Defaulted Amounts” in this prospectus supplement; plus

•	any amounts withdrawn from the cash collateral account to cover AdvantaSeries Defaulted Amounts, as described in “Description of Series and Tranche Provisions — Cash Collateral Account — Withdrawals from the Cash Collateral Account — Allocations of Defaulted Amounts” in this prospectus supplement; plus

•	unless otherwise specified in the related terms document, payments of principal received under derivative agreements and payments of principal received from supplemental credit enhancement providers or supplemental liquidity providers; plus

•	any additional amounts to be treated as Available Principal Collections, as set forth in the AdvantaSeries indenture supplement or any terms document.

Application of Available Principal Collections

     On each payment date, the servicer will direct the indenture trustee to apply Available Principal Collections in the following order of priority:

•	Class A Interest Shortfalls. First, for each monthly period, if Available Finance Charge Collections and the aggregate amount of withdrawals from the cash collateral account and the spread account are insufficient to pay the full amount of required interest payments due and payable on the Class A notes, then Available Principal Collections will be allocated and applied to cover the shortfall in required interest payments with respect to the Class A notes, provided that the total amount of Available Principal Collections applied for this purpose will not exceed the sum of the adjusted invested amounts of the classes of subordinated notes (after giving effect to investor charge-offs for that monthly period). Funds allocated to the Class A notes pursuant to this bullet point will be allocated among tranches of Class A notes pro rata based on the deficiency in the amount due and payable with respect to required interest payments for each such tranche.

•	Class B Interest Shortfalls. Second, for each monthly period, if Available Finance Charge Collections and the aggregate amount of withdrawals from the cash collateral account and the spread account are insufficient to pay the full amount of required interest payments due and payable on the Class B notes, then Available Principal Collections will be allocated and applied to cover the shortfall in required interest payments with respect to the Class B notes, provided that the total amount of Available Principal Collections applied for this purpose will not exceed the sum of the adjusted invested amounts of the Class C notes and the Class D notes (after giving effect to investor charge-offs for that monthly period) minus the aggregate amount of Available Principal Collections reallocated as described in the preceding bullet point. Funds allocated to the Class B notes pursuant to this bullet point will be allocated among tranches of Class B notes pro rata based on the deficiency in the amount due and payable with respect to required interest payments for each such tranche.

•	Servicing Fee Shortfalls. Third, for each monthly period, if Available Finance Charge Collections and the aggregate amount of withdrawals from the cash collateral account and the spread account are insufficient to pay the portion of the monthly servicing fee allocable to the AdvantaSeries, then Available Principal Collections will be allocated and paid to the servicer to cover the shortfall, provided that the total amount of Available Principal Collections applied for this purpose will not exceed the sum of the adjusted invested amounts of the Class C notes and the Class D notes (after giving effect to investor charge-offs for that monthly period) minus the aggregate amount of Available Principal Collections reallocated as described in the two preceding bullet points.

•	Class C Interest Shortfalls. Fourth, for each monthly period, if Available Finance Charge Collections and the aggregate amount of withdrawals from the cash collateral account and the spread account are insufficient to pay the full amount of required interest payments due and payable on the Class C notes, then Available Principal Collections will be allocated and applied to cover the shortfall in required interest payments with respect to the Class C notes, provided that the total amount of Available Principal Collections applied for this purpose will not exceed the adjusted invested amount of the Class D notes (after giving effect to investor charge-offs for that monthly period) minus the aggregate amount of Available Principal Collections reallocated as described in the three preceding bullet points. Funds allocated to the Class C notes pursuant to this bullet point will be allocated among tranches of Class C notes pro rata based on the deficiency in the amount due and payable with respect to required interest payments for each such tranche.

•	Principal Funding Account. Fifth, remaining Available Principal Collections will be applied, to the extent needed, to make required deposits to the principal funding sub-accounts for all tranches and classes of notes depending upon the amount required for such date and the priority of payment as described in “Description of Series and Tranche Provisions — Required Deposits to the Principal Funding Sub-Accounts” and “— Allocation to Principal Funding Sub-Accounts” in this prospectus supplement.

•	Shared Principal Collections. Sixth, remaining Available Principal Collections will be treated, to the extent needed, as Shared Principal Collections for the benefit of all principal sharing series in group one.

•	Transferor. Seventh, remaining Available Principal Collections will be paid to the holders of the trust beneficial interest if the Transferor Interest on that date is greater than the Required Transferor Interest (after giving effect to all principal receivables transferred to the trust on that date) and otherwise will be deposited into the Excess Funding Account.

     See “Description of Series and Tranche Provisions — Events of Default” in this prospectus supplement for information concerning application of proceeds and other amounts upon an issuance of a foreclosure certificate.

Allocation to Principal Funding Sub-Accounts

     Available Principal Collections available for deposit into the principal funding sub-accounts, subject to the restrictions described in “Description of Series and Tranche Provisions — Limit on Deposits to the Principal Funding Sub-Account of Subordinated Notes; Limit on Repayments of all Tranches” in this prospectus supplement, will, to the extent required, be deposited in the principal funding sub-accounts on each payment date, as follows:

•	Available Principal Collections Equal Required Amounts. If Available Principal Collections remaining after giving effect to the first four applications described in “Description of Series and Tranche Provisions — Application of Available Principal

Collections” in this prospectus supplement are equal to the sum of the deposits required to be made in the principal funding sub-accounts for all tranches of notes, then that required amount will be deposited in the principal funding sub-account established for each tranche.

•	Available Principal Collections Are Less Than Required Amounts. If Available Principal Collections remaining after giving effect to the first four applications described in “Description of Series and Tranche Provisions — Application of Available Principal Collections” in this prospectus supplement are less than the aggregate amount required to be deposited in the principal funding sub-accounts for all tranches of notes, then Available Principal Collections will be allocated in the following priority:

•	first, the amount available will be allocated to the Class A notes,

•	second, the amount available after the application above will be allocated to the Class B notes,

•	third, the amount available after the applications above will be allocated to the Class C notes, and

•	fourth, the amount available after the applications above will be allocated to the Class D notes.

     In each case, Available Principal Collections applied to a class will be allocated to each tranche of notes within such class pro rata based on the ratio of:

•	the amount required to be deposited into the principal funding sub-account for the applicable tranche of such class, to

•	the aggregate amount required to be deposited into the principal funding sub-accounts for all tranches of such class.

     If the restrictions described in “Description of Series and Tranche Provisions — Limit on Deposits to the Principal Funding Sub-Account of Subordinated Notes; Limit on Repayments of all Tranches” in this prospectus supplement prevent the deposit of Available Principal Collections into the principal funding sub-account of any tranche of subordinated notes, the aggregate amount of Available Principal Collections available to make the required deposit for such subordinated tranche will be allocated first, to each tranche of Class A notes, second, to each tranche of Class B notes, third, to each tranche of Class C notes and fourth, to each tranche of the Class D notes, in each case pro rata based on the ratio of the adjusted invested amount of that tranche of notes to the adjusted invested amount of all tranches of notes in that class.

     See “Description of Series and Tranche Provisions — Required Deposits to the Principal Funding Sub-Accounts” in this prospectus supplement.

Required Deposits to the Principal Funding Sub-Accounts

     The amount required to be deposited into the principal funding sub-account for a tranche of notes on any payment date will be the highest of the following amounts. However, other than on the related final maturity date, no amount that is greater than the adjusted invested amount for that tranche will be deposited into the principal funding sub-account for such tranche of notes.

•	Revolving Period. On each payment date during that tranche’s revolving period, no amount.

•	Principal Payment Date. For any principal payment date of any tranche of notes, the amount required to be deposited for that tranche will equal the adjusted invested amount of that tranche of notes as of such date determined after giving effect to any reductions or increases occurring on such date.

•	Accumulation/Amortization Amounts. On each payment date during that tranche’s accumulation period or amortization period, the amount required to be deposited into the principal funding sub-account on such payment date as specified in the related terms document either to be accumulated for later payment on the notes of such tranche or to be paid to the holders of the notes of that tranche on such date.

•	Early Amortization Period, Event of Default. If any tranche of notes has been accelerated after the occurrence of an event of default or if any tranche of notes is in an early amortization period, the amount required to be deposited on any payment date for such tranche will be equal to the adjusted invested amount of such tranche of notes as of such date determined after giving effect to any reductions or increases occurring on such date.

•	Amounts Owed to Derivative Counterparties. If a tranche of notes has a derivative agreement with respect to principal that provides for a payment to the derivative counterparty, the deposit required for that tranche of notes on each payment date with respect to any payment to the derivative counterparty will be specified in the related terms document.

•	Coverage Funding of Principal Funding Sub-Account of Senior Classes. If any payment of principal or deposit into a principal funding sub-account with respect to any tranche of Class D notes will occur at a time when the payment or deposit of all or part of that tranche of Class D notes would be prohibited because it would cause a deficiency in the remaining required subordination for the Class A notes, Class B notes or Class C notes, the required deposit for the Class A notes, Class B notes or Class C notes will be an amount equal to the adjusted outstanding principal balance of the Class A notes, Class B notes or Class C notes that would have to cease to be outstanding in order to permit the payment of or deposit with respect to the tranche of Class D notes.

If any payment of principal or deposit into a principal funding sub-account with respect to any tranche of Class C notes will occur at a time when the payment or deposit of all or part of that tranche of Class C notes would be prohibited because it would cause a deficiency in the remaining required subordination for the Class A notes or Class B notes, the required deposit for the Class A notes or Class B notes will be an amount equal to the adjusted outstanding principal balance of the Class A notes or Class B notes that would have to cease to be outstanding in order to permit the payment of or deposit with respect to the tranche of Class C notes.

If any payment of principal or deposit into a principal funding sub-account with respect to any tranche of Class B notes will occur at a time when the payment or deposit of all or part of that tranche of Class B notes would be prohibited because it would cause a deficiency in the remaining required subordination for the Class A notes, the required deposit for the Class A notes will be an amount equal to the portion of the adjusted outstanding principal balance of the Class A notes that would have to cease to be outstanding in order to permit the payment of or deposit with respect to the tranche of Class B notes.

Coverage funding of the principal funding account will continue so long as described under “Description of Series and Tranche Provisions — Coverage Funding of the Principal Funding Sub-Accounts for Senior Classes” in this prospectus supplement.

For purposes of calculating the coverage funding requirements, the required subordinated amount of a senior class of notes will be calculated as described in this prospectus supplement under “Description of Series and Tranche Provisions — Class A Required Subordinated Amount,” “— Class B Required Subordinated Amount” and “— Class C Required Subordinated Amount.”

When the coverage funding amounts are no longer necessary, they will be withdrawn from the principal funding sub-account and applied in accordance with the description in this prospectus supplement under “Description of Series and Tranche Provisions — Withdrawals from Principal Funding Sub-Accounts.”

     With respect to the Class A(2005-A1) notes, the required deposits to the principal funding sub-account for any payment date are those described below in “Description of Series and Tranche Provisions — Required Deposits to the Class A(2005-A1) Principal Funding Sub-Account.”

Required Deposits to the Class A(2005-A1) Principal Funding Sub-Account

     With respect to the Class A(2005-A1) notes, and subject to the immediately following paragraph, the amount required to be deposited into the principal funding sub-account on any payment date will be:

(i) during the revolving period for the Class A(2005-A1), no amount;

     (ii) during the accumulation period for the Class A(2005-A1) notes, an amount equal to the accumulation deposit amount for the related monthly period;

     (iii) during the early amortization period for the Class A(2005-A1) notes, an amount equal to the Class A(2005-A1) adjusted invested amount as of the close of business on the last day of the preceding monthly period (after giving effect to any reductions or increases occurring on such date);

     (iv) if the transferor determines as of the end of the related monthly period that, after giving effect to all allocations and payments, the Class A(2005-A1) notes will be subject to coverage funding, the required deposit for the Class A(2005-A1) notes will be an amount equal to the adjusted outstanding principal balance of the Class A notes that would need to be paid in order to permit payments or deposits with respect to principal of the Class B notes, the Class C notes or the Class D notes multiplied by a fraction, the numerator of which is the adjusted invested amount of the Class A(2005-A1) notes and the denominator of which is the adjusted invested amount of all Class A notes.

     See “Description of Series and Tranche Provisions — Limit on Deposits to the Principal Funding Sub-Account of Subordinated Notes; Limit on Repayments of all Tranches” in this prospectus supplement.

     On the earlier to occur of (i) the first principal payment date during the early amortization period and (ii) the Expected Final Principal Payment Date, the indenture trustee, acting in accordance with written instructions from the servicer, will withdraw from the principal funding sub-account for the Class A(2005-A1) notes and distribute to the paying agent for payment to the Class A(2005-A1) noteholders the amounts deposited into the principal funding sub-account for the Class A(2005-A1) notes.

     The accumulation period for the Class A(2005-A1) notes is scheduled to commence at the close of business on August 31, 2007, although the beginning of the period may be delayed. If the Accumulation Period Length is reduced to less than eight months, the date on which the accumulation period actually commences will be delayed to the first business day of the month that is the number of whole months prior to the Expected Final Principal Payment Date which is at least equal to the Accumulation Period Length and, as a result, the number of monthly periods in the Accumulation Period will at least equal the Accumulation Period Length. On the determination date twelve months prior to the Expected Final Principal Payment Date, and each determination date thereafter until the accumulation period begins, the servicer will determine the Accumulation Period Length.

Limit on Deposits to the Principal Funding Sub-Account of Subordinated Notes; Limit on Repayments of all Tranches

     Limit on Deposits to the Principal Funding Sub-Account of Subordinated Notes

     No Available Principal Collections will be deposited in the principal funding sub-account of any tranche of AdvantaSeries Class B notes, unless, after giving effect to such deposit and any reductions and reallocations on such date, including any resulting changes to the adjusted invested amount, the aggregate adjusted invested amount of all Class B notes, Class C notes and Class D notes (other than the notes for which such deposit is required) is at least equal to the Class A Required Subordinated Amount.

     No Available Principal Collections will be deposited in the principal funding sub-account of any tranche of AdvantaSeries Class C notes, unless, after giving effect to such deposit and any reductions and reallocations on such date, including any resulting changes to the adjusted invested amount, the following conditions are satisfied:

•	the aggregate adjusted invested amount of all Class B notes, Class C notes and Class D notes (other than the notes for which such deposit is required) must be at least equal to the Class A Required Subordinated Amount; and

•	the aggregate adjusted invested amount of all Class C notes and Class D notes (other than the notes for which such deposit is required) must be at least equal to the Class B Required Subordinated Amount.

     No Available Principal Collections will be deposited in the principal funding sub-account of any tranche of Class D notes, unless, after giving effect to such deposit and any reductions and reallocations on such date, including any resulting changes to the adjusted invested amount, the following conditions are satisfied:

•	the aggregate adjusted invested amount of all Class B notes, Class C notes and Class D notes (other than the notes for which such deposit is required) must be at least equal to the Class A Required Subordinated Amount;

•	the aggregate adjusted invested amount of all Class C notes and Class D notes (other than the notes for which such deposit is required) must be at least equal to the Class B Required Subordinated Amount; and

•	the aggregate adjusted invested amount of all Class D notes (other than the Class D notes for which such deposit is required) must be at least equal to the Class C Required Subordinated Amount.

     Available Principal Collections will be deposited in the principal funding sub-account of a tranche of subordinated notes, if and only to the extent that, such deposit is not contrary to any of the preceding paragraphs.

     Nothing described under this heading will prevent deposits to the principal funding sub-account of a tranche of subordinated notes on the final maturity date of such tranche of proceeds from the issuance of a foreclosure certificate and any amount permitted to be withdrawn from the cash collateral account or the spread account.

     Limit on Repayments of all Tranches

     No amounts on deposit in a principal funding sub-account, in the spread account or in the cash collateral account will be applied to pay principal of any tranche of notes or to make a payment under a derivative agreement with respect to principal in excess of the highest outstanding principal balance of that tranche.

Coverage Funding of the Principal Funding Sub-Accounts for Senior Classes

     Any payment of principal or deposit into a principal funding sub-account with respect to any tranche of a subordinated class of notes will be restricted if it would occur at a time when the reduction of such tranche’s outstanding principal balance would be prohibited because it would cause a deficiency in the remaining required subordination for more senior classes of notes. In this event, an amount equal to the portion of the adjusted outstanding principal balance of that more senior class of notes that would have to cease to be outstanding in order to permit the payment or deposit with respect to that tranche of subordinated notes will be deposited into the principal funding sub-account for that more senior tranche.

     Funding of the principal funding sub-account for the senior tranches of the AdvantaSeries will continue until sufficient coverage for the senior tranches is achieved, when:

•	the outstanding principal balance of senior notes are sufficiently paid so that the subordinated notes that are payable are no longer necessary to provide the required subordination for the remaining outstanding senior notes; or

•	new subordinated notes are issued or other forms of credit enhancement is arranged so that the subordinated notes that are payable are no longer necessary to provide the required subordination for the remaining outstanding senior notes; or

•	the principal funding sub-accounts for the senior notes are coverage funded to the extent that the subordinated notes that are payable are no longer necessary to provide the required subordination for the remaining outstanding senior notes.

     For purposes of calculating the coverage funding requirements, the required subordinated amount for a senior class of notes will be calculated as described in “Description of Series and Tranche Provisions — Class A Required Subordinated Amount,” “— Class B Required Subordinated Amount” and “— Class C Required Subordinated Amount” in this prospectus supplement.

     When the coverage funding amounts are no longer necessary, they will be withdrawn from the principal funding sub-account of the related senior class or tranche and applied in accordance with the description in “Description of Series and Tranche Provisions — Withdrawals from Principal Funding Sub-Accounts — Withdrawals of Coverage Funding Excess Amounts” in this prospectus supplement. The adjusted invested amount of any coverage funded senior tranche will be increased by the amount withdrawn from the principal funding sub-account. If any tranche of senior notes becomes payable as a result of a pay out event, event of default or other optional redemption, or upon reaching its Expected Final Principal Payment Date, any coverage funding amounts on deposit in its principal funding sub-account will be paid to noteholders of that tranche.

Withdrawals from Principal Funding Sub-Accounts

     After giving effect to all deposits to the principal funding account for a related monthly period and after all allocations and reallocations have been made, the following withdrawals from the principal funding sub-accounts will be made to the extent funds are available in the applicable principal funding sub-account. A tranche of notes may be entitled to more than one of the following withdrawals with respect to any monthly period:

•	Withdrawals for Principal. On each applicable principal payment date (or as otherwise specified in the related terms document) for each tranche of notes, an amount equal to the principal due on that tranche of notes on the principal payment date will be withdrawn from the related principal funding sub-account and distributed to the paying agent or as otherwise specified in the related terms document for payment to noteholders.

•	Withdrawals in connection with Derivative Agreements. On each date on which a payment is required under a derivative agreement with respect to principal for a tranche of notes (or as otherwise specified in the related terms document), the amount of that payment will be withdrawn from the principal funding sub-account and paid to the derivative counterparty or as otherwise specified in the related terms document.

•	Withdrawals of Coverage Funding Excess Amounts. If the servicer on any date determines with respect to the Class A notes, Class B notes or Class C notes that, after giving effect to all issuances, deposits, allocations, reallocations and payments on that date that the Coverage Funding Excess Amount of that class is greater than zero, that amount will be withdrawn from the principal funding sub-account of that class of notes and:

–	first, allocated among and deposited to the principal funding sub-accounts of the Class A notes up to and pro rata based on the amount then required to be on deposit in those principal funding sub-accounts;

–	second, allocated among and deposited to the principal funding sub-accounts of the Class B notes up to and pro rata based on the amount then required to be on deposit in those principal funding sub-accounts;

–	third, allocated among and deposited to the principal funding sub-accounts of the Class C notes up to and pro rata based on the amount then required to be on deposit in those principal funding sub-accounts;

–	fourth, allocated among and deposited to the principal funding sub-accounts of the Class D notes up to and pro rata based on the amount then required to be on deposit in those principal funding sub-accounts;

–	fifth, deposited in the cash collateral account in an amount equal to the Cash Collateral Account Deficit; and

–	sixth, any remaining amounts paid to the holder of the trust beneficial interest.

•	Withdrawals on the Final Maturity Date. On the final maturity date of any tranche of notes, after giving effect to any deposits, allocations, reallocations, issuances of foreclosure certificates or other payments to be made on that date, amounts on deposit in the principal funding sub-account of that tranche of notes will be withdrawn from the related principal funding sub-account and distributed to the paying agent, or as otherwise specified in the related terms document, and applied to pay principal of that tranche, to make a payment under a derivative agreement with respect to principal of that tranche or to make other payments as specified in the related terms document.

     Upon payment in full of any tranche of notes, any remaining amount on deposit in the related principal funding sub-account will be first, applied to cover any interest shortfalls for other tranches of notes, second, applied to cover principal funding sub-account shortfalls for other tranches of notes and third, paid to the holder of the trust beneficial interest.

Cash Collateral Account

     The servicer will establish and maintain a segregated account with an eligible institution for the benefit of all classes of AdvantaSeries notes called the “cash collateral account.” Amounts deposited in the cash collateral account will be used to fund shortfalls in earnings on amounts on deposit in the principal funding sub-accounts, shortfalls in required interest payments on the notes and shortfalls in payments of the monthly servicing fee and to cover AdvantaSeries Defaulted Amounts to the extent not covered by Available Finance Charge Collections and amounts withdrawn from the spread account.

     Required Deposits to the Cash Collateral Account

     On the date of issuance of a tranche of AdvantaSeries notes, the transferor is required to deposit, cause to be deposited or maintain funds in the cash collateral account so that the amount on deposit following that issuance is at least equal to the amount required to be on deposit, called the “Required Cash Collateral Account Amount.” On the Closing Date, $6,075,000 will be deposited into the cash collateral account which will increase the amount therein to $10,800,000, which will equal the Required Cash Collateral Account Amount on such date. The “Required Cash Collateral Account Amount” means on any date of determination the sum of:

     (i) the product of (a) 2.25% and (b) the aggregate adjusted outstanding principal balance of the AdvantaSeries notes on that date of determination; plus

     (ii) the product of (a) the Negative Carry Reserve Percentage and (b) the amount of funds on deposit in the principal funding account. However, after the occurrence and during the continuation of a Portfolio Decline Event the amount in clause (a) will be the sum of the Negative Carry Reserve Percentage and the Cash Collateral Account Floor for amounts deposited in the principal funding sub-accounts during the Portfolio Decline Event.

After the occurrence and during the continuation of a pay out event that affects all AdvantaSeries notes, the “Required Cash Collateral Account Amount” will be the amount determined for the date immediately prior to the date of the pay out event. In no event will the Required Cash Collateral Account Amount exceed the outstanding principal balance of the outstanding AdvantaSeries notes.

     The terms “Cash Collateral Account Floor,” “Negative Carry Reserve Percentage” and “Portfolio Decline Event” are defined in the “Glossary of Terms for Prospectus Supplement” at the end of this prospectus supplement.

     On any payment date, Available Finance Charge Collections remaining after providing for reimbursements of any Adjusted Invested Amount Deficits, as described under “Description of Series and Tranche Provisions — Allocations of Reimbursements of Adjusted Invested Amount Deficits” in this prospectus supplement, will be used, if needed, to reimburse the cash collateral account for any Cash Collateral Account Deficits. In no event will the amount deposited cause the cash collateral account amount to exceed the Required Cash Collateral Account Amount.

     On any payment date, amounts on deposit in the spread account in excess of the Required Spread Account Amount will be withdrawn and deposited in the cash collateral account to the extent that the Available Cash Collateral Account Amount is less than the Required Cash Collateral Account Amount. See “Description of Series and Tranche Provisions — Spread Account — Withdrawals from the Spread Account — Withdrawal of Excess Amounts” in this prospectus supplement.

     On any payment date, amounts on deposit in the principal funding sub-accounts remaining after certain other required withdrawals as described above under “Description of Series and Tranche Provisions — Withdrawals from Principal Funding Sub-Accounts” in this prospectus supplement will be withdrawn and deposited in the cash collateral account to the extent of any Cash Collateral Account Deficit.

     Withdrawals from the Cash Collateral Account

     On each payment date, after giving effect to all deposits of funds to the cash collateral account and all allocations and reallocations have been made, the withdrawals specified below will be made from the cash collateral account, to the extent funds are available in the following order of priority:

•	Payments for PFA Earnings Shortfall. First, on or prior to each payment date (or as otherwise specified in the related terms document), an amount equal to any PFA Earnings Shortfall will be withdrawn from the cash collateral account to the extent available and treated and used as Available Finance Charge Collections.

•	Payments of Interest and Servicing Fee. Second, on each payment date (or as specified in the applicable terms document), after any withdrawals from the cash collateral account specified above, application of Available Finance Charge Collections and any withdrawals from the spread account to pay the following amounts, the Available Cash Collateral Account Amount will be withdrawn to the extent necessary and applied in the following order of priority:

(i)	to pay any shortfall in the amount of required interest payments due on the Class A notes;

(ii)	after the amount of interest due on the Class A notes has been paid in full, to pay any shortfall in the amount of required interest payments due on the Class B notes;

(iii)	after the amount of interest due on the Class B notes has been paid in full, to cover any monthly servicing fee shortfall;

(iv)	after any monthly servicing fee shortfall has been paid in full, to pay any shortfall in the amount of required interest payments due on the Class C notes; and

(v)	after the amount of interest due on the Class C notes has been paid in full, to pay any shortfall in the amount of required interest payments due on the Class D notes.

If the aggregate amount available for withdrawal from the cash collateral account on any payment date is less than all withdrawals required to be made from the cash collateral account, then the amount on deposit will be withdrawn and applied to each class in the priority set forth above and pro rata to each tranche of that class based on the ratio of the amount of the insufficiency of funds available for the applicable monthly period for that tranche of notes to the amount of the insufficiency of funds available for that monthly period for all tranches of that class and distributed to the paying agent for payment to the holders of those notes and/or any related derivative counterparty.

•	Allocations of Defaulted Amounts. Third, if on any payment date, the application of Available Finance Charge Collections and any amounts withdrawn from the spread account are insufficient to cover in full any AdvantaSeries Defaulted Amount, then an amount equal to the lesser of (a) the Available Cash Collateral Account Amount (after giving effect to all withdrawals specified above) and (b) the AdvantaSeries Defaulted Amount will be withdrawn from the cash collateral account and treated as a portion of Available Principal Collections for that payment date.

•	Withdrawal Prior to Final Maturity Date. Fourth, if a foreclosure certificate for a tranche of notes is to be issued prior to the final maturity date, or foreclosure certificates for multiple tranches of notes are to be issued simultaneously prior to the final maturity dates of the affected tranches, then on the date of issuance of the foreclosure certificate or foreclosure certificates, the indenture trustee, at the written direction of the servicer, will withdraw from the cash collateral account an amount equal to the excess, if any, of (i) the Available Cash Collateral Account Amount (after giving effect to all withdrawals specified above) over (ii) the Required Cash Collateral Account Amount on such date, assuming for purposes of this clause (ii) that the adjusted outstanding principal balance of the accelerated tranche or tranches were reduced to zero on that day, and will apply the amount withdrawn pro rata among the affected tranches based upon their respective adjusted invested amounts for the purposes and in the order described under “Description of Series and Tranche

Provisions — Events of Default” in this prospectus supplement as funds collected by the indenture trustee following an acceleration of notes.

•	Withdrawal at Final Maturity Date. Fifth, if the adjusted invested amount of any tranche of notes is greater than zero on its final maturity date (after giving effect to any adjustments, deposits and distributions otherwise to be made on that final maturity date, but before giving effect to any amounts withdrawn from the spread account and any proceeds to be realized from an issuance of a foreclosure certificate), the indenture trustee, at the written direction of the servicer, will withdraw from the cash collateral account an amount equal to the product of (1) the Available Cash Collateral Account Amount (after giving effect to all withdrawals specified above) multiplied by (2) a fraction, the numerator of which is the adjusted invested amount of that tranche and the denominator of which is the aggregate adjusted invested amount of the AdvantaSeries, and will apply the amount withdrawn for the purposes and in the order described under “Description of Series and Tranche Provisions — Events of Default” in this prospectus supplement as funds collected by the indenture trustee following an acceleration of notes.

•	Withdrawal of Excess Amounts. Sixth, if, on any payment date after giving effect to all withdrawals from and deposits to the cash collateral account, the Available Cash Collateral Account Amount exceeds the Required Cash Collateral Account Amount, the indenture trustee will, at the direction of the servicer, release the amount of such excess to the holder of the trust beneficial interest. Any amounts withdrawn from the cash collateral account and distributed to the holders of the trust beneficial interest as described above will not be available for distribution to noteholders.

     A tranche of notes may be entitled to more than one of the withdrawals specified above in a particular month.

Spread Account

     The servicer will establish and maintain a segregated account with an eligible institution for the benefit of all classes of AdvantaSeries notes called the “spread account.” Amounts deposited in the spread account will be used to fund shortfalls in required interest payments on the AdvantaSeries notes and shortfalls in the monthly servicing fee and to cover AdvantaSeries Defaulted Amounts to the extent not covered by Available Finance Charge Collections.

     Required Deposits to the Spread Account

     The spread account will be funded on each payment date, as necessary, from Available Finance Charge Collections as described under “Description of Series and Tranche Provisions — Application of Available Finance Charge Collections” in this prospectus supplement. The aggregate deposit required to be made to the spread account on any payment date is equal to the Required Spread Account Amount minus any amount on deposit in the spread account prior to such deposit. On the date of issuance of a tranche of AdvantaSeries notes, the transferor is required to deposit or cause to be deposited in the spread account an amount so that following that issuance the ratio of (a) the amount on deposit in the spread account to (b) the Required Spread Account Amount is at least equal to the same ratio immediately preceding that issuance.

     The term “Required Spread Account Amount” is defined in the “Glossary of Terms for Prospectus Supplement” at the end of this prospectus supplement.

     Withdrawals from the Spread Account

     After giving effect to all deposits of funds to the spread account on any payment date and after all allocations and reallocations have been made for that payment date, the following withdrawals will be made from the spread account, to the extent funds are available in the following order of priority. A tranche of notes may be entitled to more than one of the following withdrawals with respect to any payment date:

•	Payments of Interest and Servicing Fee. First, on each payment date (or as otherwise specified in the applicable terms document), if the amount of Available Finance Charge Collections is insufficient to pay in full the amount of required interest payments due on the notes or the amount of the monthly servicing fee on that payment date, an amount equal to the lesser of (a) the amount on deposit in the spread account and (b) the aggregate amount of those deficiencies will be withdrawn from the spread account and applied in the following order of priority:

(i)	to pay any shortfall in the amount of required interest payments due on the Class A notes;

(ii)	after the amount of required interest payments due on the Class A notes has been paid in full, to pay any shortfall in the amount of required interest payments due on the Class B notes;

(iii)	after the amount of required interest payments due on the Class B notes has been paid in full, to pay the servicer any monthly servicing fee shortfall;

(iv)	after any monthly servicing fee shortfall has been paid in full, to pay any shortfall in the amount of required interest payments due on the Class C notes; and

(v)	after the amount of required interest payments due on the Class C notes has been paid in full, to pay any shortfall in the amount of required interest payments due on the Class D notes.

If the aggregate amount available for withdrawal from the spread account on any payment date is less than all withdrawals required to be made from the spread account, then the amount on deposit will be withdrawn and applied to each class in the priority set forth above and within each class pro rata to each tranche of that class based on the ratio of the amount of the insufficiency of funds available for the applicable monthly period for that tranche of notes to the amount of the insufficiency of funds available for that monthly period for all tranches of that class and distributed to the paying agent for payment to the holders of those notes and/or any related derivative counterparty.

•	Allocations of Defaulted Amounts. Second, if, on any payment date, the application of Available Finance Charge Collections is insufficient to cover in full any AdvantaSeries Defaulted Amount, then an aggregate amount equal to the lesser of (a) the amount on deposit in the spread account (after giving effect to all withdrawals specified above) and (b) that AdvantaSeries Defaulted Amount will be withdrawn from the spread account, and treated as a portion of Available Principal Collections for that payment date.

•	Withdrawal Prior to Final Maturity Date. Third, if a foreclosure certificate for a tranche of notes is to be issued prior to the final maturity date or foreclosure certificates for multiple tranches of notes are to be issued simultaneously prior to the final maturity dates of the affected tranches, then on the date of issuance of the foreclosure certificate or foreclosure certificates, the indenture trustee, at the written direction of the servicer, will withdraw from the spread account an amount equal to the excess, if any, of (i) the amount on deposit in the spread account (after giving effect to all withdrawals specified above) over (ii) the Required Spread Account Amount on such date, assuming for purposes of this clause (ii) that the initial principal balance of each such accelerated tranche were reduced to zero on such day, and will apply the amount withdrawn pro rata among the affected tranches based upon their respective adjusted invested amounts for the purposes and in the order described under “Description of Series and Tranche Provisions — Events of Default” in this prospectus supplement as funds collected by the indenture trustee following an acceleration of notes.

•	Withdrawal at Final Maturity Date. Fourth, if the adjusted invested amount of any tranche of notes is greater than zero on its final maturity date (after giving effect to any adjustments, deposits and distributions otherwise to be made on that final maturity date, but before giving effect to any proceeds to be realized from the issuance of a foreclosure certificate and any withdrawals from the cash collateral account as described above under “Description of Series and Tranche Provisions — Cash Collateral Account — Withdrawals from the Cash Collateral Account — Withdrawal at Final Maturity Date”), the indenture trustee, at the written direction of the servicer, will withdraw from the spread account an amount equal to the product of (1) the amount on deposit in the spread account (after giving effect to all withdrawals specified above) multiplied by (2) a fraction, the numerator of which is the adjusted invested amount of that tranche and the denominator of which is the aggregate adjusted invested amount of the AdvantaSeries, and will apply the amount withdrawn for the purposes and in the order described under “Description of Series and Tranche Provisions — Events of Default” in this prospectus supplement as funds collected by the indenture trustee following an acceleration of notes.

•	Withdrawal of Excess Amounts. Fifth, if, on any payment date after giving effect to all withdrawals from and deposits to the spread account, the aggregate amount on deposit in the spread account exceeds the Required Spread Account Amount, the indenture trustee will, at the direction of the servicer, withdraw such excess and deposit it in the cash collateral account if the amount on deposit in the cash collateral account is less than the Required Cash Collateral Account Amount. Any amount on deposit in the spread account in excess of the Required Spread Account Amount and not needed for deposit in the cash collateral account will, at the direction of the servicer, be released by the indenture trustee to the holder of the trust beneficial interest. Any amounts withdrawn from the spread account and distributed to the holder of the trust beneficial interest as described above will not be available for distribution to noteholders.

Credit Enhancement

     Credit enhancement for the Class A notes is provided by the subordination of the Class B notes, the Class C notes and the Class D notes, the cash collateral account and the spread account.

     Credit enhancement for the Class B notes is provided by the subordination of the Class C notes and the Class D notes, the cash collateral account and the spread account.

     Credit enhancement for the Class C notes is provided by the subordination of the Class D notes, the cash collateral account and the spread account.

     Credit enhancement for the Class D notes is provided by the cash collateral account and the spread account.

     Investor charge-offs are generally first applied against the most subordinated classes of the AdvantaSeries. See “Description of Series and Tranche Provisions — Allocations of Reductions of Adjusted Invested Amounts from Reallocations” in this prospectus supplement.

     Subordination of Interest and Principal

     The Class B notes generally will not receive required interest payments on any payment date until the Class A notes have received their required interest payment on such date.

     The Class C notes generally will not receive required interest payments on any payment date until the Class A notes and the Class B notes have received their required interest payment and the monthly servicing fee has been paid on such date.

     The Class D notes generally will not receive required interest payments on any payment date until the Class A notes, the Class B notes and the Class C notes have received their required interest payment and the monthly servicing fee has been paid on such date.

     Available Principal Collections on any payment date will be used, to the extent needed and subject to the limitations described in “Description of Series and Tranche Provisions — Application of Available Principal Collections” in this prospectus supplement, to pay required interest payments on the Class A, Class B and Class C notes, and to pay the monthly servicing fee to the extent other sources are not available. After such amounts are paid, Available Principal Collections will be used to fund the principal funding sub-accounts of the relevant classes of notes in the following order: first, of the Class A notes, second, of the Class B notes, third, of the Class C notes, and fourth, of the Class D notes. In general, each of the classes of more subordinated notes serves as credit enhancement for all of the classes of more senior notes, regardless of whether the subordinated notes are issued before, at the same time as or after the more senior notes.

     In the AdvantaSeries, payment of principal may be made on a subordinated class of notes before payment in full of each class of senior notes only under the following circumstances:

•	If after giving effect to the proposed principal payment there is still a sufficient amount of subordinated notes to support the outstanding senior notes. See “Description of Series and Tranche Provisions — Required Deposits to the Principal Funding Sub-Accounts” and “— Allocation to Principal Funding Sub-Accounts” in this prospectus supplement. For example, if a tranche of Class A notes has been repaid, this may mean that, unless other Class A notes are issued, at least some Class B notes, Class C notes and Class D notes may be repaid when such Class B notes, Class C notes and Class D notes are required to be repaid even if other tranches of Class A notes are outstanding.

•	If the principal funding sub-accounts for the senior notes have been sufficiently funded as described in “Description of Series and Tranche Provisions — Required Deposits to the Principal Funding Sub-Accounts” and “— Coverage Funding of the Principal Funding Sub-Accounts for Senior Classes” in this prospectus supplement.

•	If new tranches of subordinated notes are issued or other forms of credit enhancement is arranged so that the subordinated notes that have reached their Expected Final Principal Payment Dates are no longer necessary to provide the required subordination.

•	If a tranche of subordinated notes reaches its final maturity date.

     Available Principal Collections remaining after any application to pay required interest payments with respect to the senior notes or to pay the monthly servicing fee will be applied to make required deposits to the principal funding sub-accounts of senior notes before being applied to make required deposits to the principal funding sub-accounts of the subordinated notes.

Required Subordinated Amount and Conditions to Issuance

     The conditions described under “Description of Series and Tranche Provisions — Issuances of New Classes and Tranches of AdvantaSeries Notes” in this prospectus supplement and “Description of the Notes — Issuance of Additional Series, Classes and Tranches of Notes” in the accompanying prospectus must be satisfied in connection with any new issuance of AdvantaSeries notes. Generally, in order to issue a tranche (or additional notes within a tranche) of Class A notes, Class B notes or Class C notes, the following conditions must be satisfied after giving effect to that new issuance:

•	the aggregate adjusted invested amount of the Class B notes, Class C notes and Class D notes must be at least equal to the Class A required subordinated amount,

•	the aggregate adjusted invested amount of the Class C notes and Class D notes must be at least equal to the Class B required subordinated amount, and

•	the adjusted invested amount of the Class D notes must be at least equal to the Class C required subordinated amount.

Class A Required Subordinated Amount

     The Class A required subordinated amount is generally equal to the product of (x) 21.5805% (17.75 divided by 82.25) and (y) the adjusted outstanding principal balance of the Class A notes.

     However, after a pay out event has occurred for any tranche of Class A notes and for so long as it is continuing, the Class A required subordinated amount will be the greater of (x) the Class A required subordinated amount on that date and (y) the Class A required subordinated amount on the date immediately prior to that pay out event.

Class B Required Subordinated Amount

     The Class B required subordinated amount is generally equal to the product of (x) 8.9918% (8.25 divided by 91.75) and (y) the aggregate adjusted outstanding principal balance of the Class A notes and Class B notes.

     However, after a pay out event has occurred for any tranche of Class B notes and for so long as it is continuing, the Class B required subordinated amount will be the greater of (x) the Class B required subordinated amount on that date and (y) the Class B required subordinated amount on the date immediately prior to that pay out event.

Class C Required Subordinated Amount

     The Class C required subordinated amount is generally equal to the product of (x) 3.6269% (3.50 divided by 96.50) and (y) the aggregate adjusted outstanding principal balance of the Class A notes, Class B notes and Class C notes.

     However, after a pay out event has occurred for any tranche of Class C notes and for so long as it is continuing, the Class C required subordinated amount will be the greater of (x) the Class C required subordinated amount on that date and (y) the Class C required subordinated amount on the date immediately prior to that pay out event.

     The issuer may change the required subordinated amount for any class of AdvantaSeries notes, the methodology of computing the required subordinated amount, or the form of credit enhancement to other than utilizing subordinated AdvantaSeries notes in order to provide senior AdvantaSeries notes with the required credit enhancement, at any time without the consent of any noteholders. However, each rating agency must confirm that such change(s) will not cause a reduction or withdrawal of the ratings of any outstanding notes rated by such rating agency and the issuer must deliver to each rating agency and the indenture trustee an opinion that the use of that form of credit enhancement will not have certain adverse tax consequences for holders of outstanding notes.

Additional Credit Enhancement

     The transferor may at any time in its sole discretion arrange for any additional credit enhancement for the benefit of any class or tranche of the AdvantaSeries. This additional credit enhancement may be in the form of additional cash collateral, a letter of credit, surety bond, the purchase of interest rate caps or swaps and/or another form of credit enhancement, provided that the form and amount of additional credit enhancement will not cause a reduction or withdrawal by any rating agency of its rating of any outstanding class or tranche.

Defaulted Receivables; Investor Charge-Offs

     The AdvantaSeries Defaulted Amount represents the AdvantaSeries’ share of losses from the Trust Portfolio. For each payment date, the servicer will calculate the “AdvantaSeries Defaulted Amount” by multiplying:

•	the Floating Investor Percentage for the related monthly period; by

•	the “Defaulted Amount,” which is the total amount of principal receivables, other than ineligible receivables, in the trust that were charged-off for the related monthly period.

     The term “Floating Investor Percentage” is defined in the “Glossary of Terms for Prospectus Supplement” at the end of this prospectus supplement.

     If, on any payment date, the AdvantaSeries Defaulted Amount exceeds the amount of Available Finance Charge Collections and the amounts withdrawn from the spread account and the cash collateral account, in each case allocated to fund this amount for the prior month, then the adjusted invested amount will be reduced by the excess as an “investor charge-off.” Adjusted Invested Amount Deficits may be reimbursed subsequently from amounts of Available Finance Charge Collections allocated as described in “Description of Series and Tranche Provisions — Application of Available Finance Charge Collections.” If the adjusted invested amount of the AdvantaSeries is reduced to zero, the AdvantaSeries will not receive any further allocations of collections of finance charge and administrative receivables and collections of principal receivables.

Excess Finance Charge Collections

     Available Finance Charge Collections for the AdvantaSeries (excluding Excess Finance Charge Collections) remaining after making the application described in the first ten clauses of “Description of Series and Tranche Provisions — Application of Available Finance Charge Collections” above will be made available for allocation to other series included in group one that are designated to share excess finance charge and administrative receivables. Such amounts, including excesses, if any, from other series included in group one will be allocated to cover certain shortfalls in available finance charge collections for the series in group one, if any, which have not been covered out of available finance charge collections allocable to such series. We call these amounts that are available for sharing among series “Excess Finance Charge Collections.”

     For each payment date, Excess Finance Charge Collections will be allocated to the AdvantaSeries in an amount equal to the product of (1) the total amount of Excess Finance Charge Collections for that payment date for all series in group one that are designated to share Excess Finance Charge Collections and (2) a fraction, the numerator of which is the Finance Charge Shortfall for the AdvantaSeries for that payment date and the denominator of which is the total amount of shortfalls in available finance charge collections for that payment date for all series in group one that are designated to share excess finance charge and administrative receivables. The “Finance Charge Shortfall” for the AdvantaSeries for any payment date will be equal to any excess of the full amount required to be paid as described in the first eight and the tenth bullet points in “Description of Series and Tranche Provisions — Application of Available Finance Charge Collections” in this prospectus supplement over the amount of Available Finance Charge Collections (excluding Excess Finance Charge Collections) allocated to pay such amounts. The amount of the shortfall for each other series will be calculated as described in the documents governing each series.

     While any series of notes issued by the issuer may be included in group one, there can be no assurance that:

•	any other series will be included in group one, or

•	there will be any Excess Finance Charge Collections for group one for any month.

Shared Principal Collections

     Available Principal Collections for the AdvantaSeries (excluding Shared Principal Collections) remaining after making the application described in the first five bullet points in “Description of Series and Tranche Provisions — Application of Available Principal Collections” in this prospectus supplement will be made available for allocation to other series included in group one that are designated to share principal collections. Similarly, if Available Principal Collections for the AdvantaSeries are insufficient to make the payments described in the first five bullet points in “Description of Series and Tranche Provisions — Application of Available Principal Collections” in this prospectus supplement, the AdvantaSeries will have access to available principal collections from other series in group one for that payment date to the extent, if any, they exceed the amounts necessary to make required payments for those series. We call these principal collections that are available for sharing among series “Shared Principal Collections.”

     The servicer will allocate the Shared Principal Collections of all series to cover certain shortfalls in available principal collections for the series in group one, if any, which have not been covered out of the available principal collections allocable to that series. We call these uncovered amounts “Principal Shortfalls.”

     Shared Principal Collections will not be used to cover investor charge-offs for any series. To the extent that Shared Principal Collections exceed Principal Shortfalls, the balance will be paid to the holder of the trust beneficial interest only if the Transferor Interest on that date is greater than the Required Transferor Interest (after giving effect to all principal receivables transferred to the trust on that date) and otherwise will be deposited into the Excess Funding Account. The transferor may also, at its option, direct the indenture trustee to deposit in the Excess Funding Account amounts otherwise payable to the holder of the trust beneficial interest. If a pay out event occurs that affects the AdvantaSeries as a whole, then during the resulting early amortization period which affects all AdvantaSeries notes, no Shared Principal Collections from other series in group one will be allocated to make principal payments on the AdvantaSeries notes. If a pay out event occurs that affects less than all tranches and classes of AdvantaSeries notes, then during the resulting early amortization period or periods, Shared Principal Collections from other series in group one will be allocated to make principal payments on the affected tranches or classes of AdvantaSeries notes.

     Shared Principal Collections for series in group one for each payment date will be allocated to the AdvantaSeries in an amount equal to (1) the total amount of Shared Principal Collections for all series in group one for that payment date, multiplied by (2) a fraction, the numerator of which is the AdvantaSeries Principal Shortfall for that payment date and the denominator of which is the total amount of Principal Shortfalls for that payment date for all series of group one that are principal sharing series.

     The “AdvantaSeries Principal Shortfall” for any payment date will be equal to (a) if a pay out event with respect to all AdvantaSeries notes has occurred, zero and otherwise (b), any excess of the full amount required to be paid as described in the first five bullet points in “Description of Series and Tranche Provisions — Application of Available Principal Collections” in this prospectus supplement over the amount of Available Principal Collections (excluding any portion thereof attributable to Shared Principal Collections). The transferor, when authorized by an officer’s certificate, may amend or otherwise modify this definition of AdvantaSeries Principal Shortfall if the transferor obtains confirmation from each rating agency then rating any outstanding notes that the amendment or modification will not cause a reduction or withdrawal of the then-existing ratings of any outstanding notes.

Issuances of New Classes and Tranches of AdvantaSeries Notes

     Conditions to Issuance

     The issuer may issue new classes and tranches of AdvantaSeries notes (including additional notes of an outstanding tranche or class) at any time and in any amount, so long as the following conditions, among others, are satisfied:

•	the conditions to issuance listed in “Description of the Notes — Issuance of Additional Series, Classes and Tranches of Notes” in the accompanying prospectus are satisfied;

•	on or prior to the related issuance, the transferor will have deposited, cause to have been deposited or has maintained funds in the spread account so that immediately after the issuance of the new notes, the ratio of the amount on deposit in the spread account to the Required Spread Account Amount is equal to or greater than the same ratio immediately preceding such issuance;

•	immediately after the issuance, with respect to the Class A notes, the sum of the adjusted invested amounts of the Class B notes, the Class C notes and the Class D notes is at least equal to the Class A Required Subordinated Amount;

•	immediately after the issuance, with respect to the Class B notes, the sum of the adjusted invested amounts of the Class C notes and the Class D notes is at least equal to the Class B Required Subordinated Amount;

•	immediately after the issuance, with respect to the Class C notes, the adjusted invested amount of the Class D notes is at least equal to the Class C Required Subordinated Amount;

•	on or prior to the related issuance, the transferor will have deposited, cause to have been deposited or has maintained funds in the cash collateral account so that immediately after the issuance of the new notes, the amount on deposit in the cash collateral account is at least equal to the Required Cash Collateral Account Amount;

•	on or prior to the fifth business day before the related closing date, the transferor delivers to the owner trustee, the indenture trustee and each rating agency notice of such new issuance;

•	when issued, the additional notes of an outstanding tranche will be identical in all respects to the other outstanding notes of that tranche and will be equally and ratably entitled to the benefits of the indenture and the AdvantaSeries indenture supplement as the other outstanding notes of that tranche without preference, priority or distinction; and

•	any other conditions specified in the related terms document.

     The issuer and the indenture trustee are not required to provide prior notice to, permit the prior review by, or obtain the consent of any noteholder of any outstanding class or tranche to issue any additional notes of any class or tranche. There are no restrictions on the timing or amount of any additional issuance of AdvantaSeries notes of an outstanding class or tranche, so long as the conditions described above are met or waived.

Modification or Waiver of Issuance Conditions

     If the issuer obtains confirmation from each rating agency that has rated any outstanding series, class or tranche of notes, subject to certain limitations required by each such rating agency, that the issuance of a new series, class or tranche will not cause a reduction, qualification or withdrawal of the ratings of any outstanding series, class or tranche of notes rated by that rating agency, then any or all of the conditions to issuance described above and under “Description of the Notes — Issuances of Additional Series, Classes and Tranches of Notes” in

the accompanying prospectus may be waived or modified. In addition, the issuer may issue rated AdvantaSeries notes subject to waived, modified or additional conditions agreed to between the issuer and each rating agency rating such notes.

Final Payment of the Notes

     Noteholders are entitled to payment of principal in an amount equal to the outstanding principal balance of their respective notes. However, Available Principal Collections will be allocated to pay principal on the notes only up to their adjusted invested amount, which will be reduced for investor charge-offs and reallocations of Available Principal Collections to pay required interest payments on the notes or the monthly servicing fee. If a foreclosure certificate with respect to a tranche of notes is sold, the certificate will represent foreclosure of principal receivables not in excess of the adjusted invested amount of the related tranche of notes and any related finance charge and administrative receivables. If the adjusted invested amount of a tranche has been reduced, noteholders of such tranche will receive full payment of principal only to the extent of proceeds from a sale of a foreclosure certificate, amounts received under any related derivative agreement, amounts withdrawn from the cash collateral account and the spread account (such amounts to be calculated pro rata based on the adjusted invested amount of such tranche), and amounts which have been previously deposited in any additional issuer account for such tranche of notes are sufficient to pay the full principal amount.

     A tranche of notes will be considered to be paid in full, the holders of those notes will have no further right or claim, and the issuer will have no further obligation or liability for principal or interest, on the earliest to occur of:

•	the date on which the outstanding principal balance of such tranche of notes, after giving effect to all deposits, allocations, reallocations and payments, is reduced to zero, and all interest accrued on such notes is paid in full;

•	the final maturity date of that tranche of notes, after giving effect to all deposits, allocations, reallocations and payments to be made on that date; or

•	the date on which an issuance of a foreclosure certificate has occurred with respect to that tranche. See “Description of Series and Tranche Provisions — Events of Default” in this prospectus supplement.

Servicing Compensation and Payment of Expenses

     The share of the servicing fee allocable to the AdvantaSeries for any payment date will be equal to one-twelfth of the product of (a) the “servicing fee rate” of 2.0% per annum and (b) (i) the adjusted invested amount for the AdvantaSeries as of the last day of the monthly period preceding that payment date, minus (ii) the product of any amount on deposit in the Excess Funding Account as of the last day of the monthly period preceding that payment date and the Floating Allocation Percentage for that monthly period. This is called the “monthly servicing fee.” However, for the first payment date after the issuance of the Class A(2005-A1) notes, the monthly servicing fee related to the Class A(2005-A1) notes will equal $111,111. The servicing fee rate may be increased upon the written direction of noteholders holding 66 2/3% or more of the then-outstanding principal balance of each class and tranche of the AdvantaSeries notes and upon written confirmation from each rating agency then rating any class of the AdvantaSeries notes that the increase in the servicing fee rate will not cause a reduction or withdrawal of the rating of any outstanding class or tranche of the AdvantaSeries notes.

     The servicer will pay from its servicing compensation certain expenses incurred in connection with servicing the receivables including, without limitation, payment of the fees and disbursements of the indenture trustee and independent certified public accountants and other fees which are not expressly stated in the transfer and servicing agreement, the indenture or the AdvantaSeries indenture supplement or the related terms document to be payable by the issuer or the noteholders other than federal, state and local income and franchise taxes, if any, of the issuer.

Pay Out Events

     There are two types of pay out events: AdvantaSeries pay out events that apply only to notes of the AdvantaSeries or only to a class or tranche of the AdvantaSeries; and trust pay out events that apply to notes of all series, all classes and all tranches of the issuer.

     With respect to a tranche of AdvantaSeries notes, an “AdvantaSeries pay out event” refers to any of the following events:

          (a) failure by the transferor (i) to make any payment or deposit required on the date required under the transfer and servicing agreement, the indenture, the AdvantaSeries indenture supplement or a terms document, or within the applicable grace period which shall not exceed 5 business days or (ii) to observe or perform any other covenants or agreements of the transferor set forth in the transfer and servicing agreement, the indenture, the AdvantaSeries indenture supplement or a terms document, which failure has a material adverse effect on the AdvantaSeries noteholders and which continues unremedied for a period of 60 days after written notice of the failure, requiring the same to be remedied, and continues to materially and adversely affect the interests of the noteholders for the designated period;

          (b) any representation or warranty made by the transferor in the transfer and servicing agreement, the indenture or the AdvantaSeries indenture supplement, or any information required to be given by the transferor to the indenture trustee to identify the accounts proves to have been incorrect in any material respect when made or delivered and which continues to be incorrect in any material respect for a period of 60 days after written notice of the failure, requiring the same to be remedied, and as a result of which the interests of the noteholders are materially and adversely affected and continue to be materially and adversely affected for the designated period. However, a pay out event described in this subparagraph (b) will not occur if the transferor has accepted reassignment of the related receivable or all related receivables, during the designated period in accordance with the provisions of the transfer and servicing agreement;

          (c) for any month, the average of the Excess Spread Amounts for the three preceding monthly periods is less than the Required Excess Spread Amount for such month;

          (d) an event of default and acceleration with respect to a tranche or class occurs under the indenture or the AdvantaSeries indenture supplement; or

          (e) the outstanding principal balance of any class or tranche of notes is not paid in full on the related Expected Final Principal Payment Date for those notes; or

          (f) the occurrence of any additional event listed in a terms document as constituting an AdvantaSeries pay out event with respect to a specific tranche of notes.

     A “trust pay out event” refers to any of the following events:

     (i) a failure by the transferor (including any additional transferor) to transfer receivables in additional accounts to the trust within 5 business days after the date required by the transfer and servicing agreement;

     (ii) any servicer default occurs which would have a material adverse effect on the noteholders;

     (iii) certain bankruptcy, insolvency, liquidation, conservatorship, receivership or similar events relating to the transferor, the seller or the servicer;

     (iv) the transferor (including any additional transferor) is unable to transfer receivables to the trust in accordance with the provisions of the transfer and servicing agreement; or

     (v) the trust becomes subject to regulation as an investment company within the meaning of the Investment Company Act of 1940.

     The AdvantaSeries pay out events and trust pay out events together are called “pay out events.”

     In the case of any AdvantaSeries pay out event described in clause (a) or (b) or any trust pay out event described in clause (ii) above, a pay out event will be deemed to have occurred with respect to the AdvantaSeries notes only if, after any applicable grace period, either the indenture trustee or the holders of AdvantaSeries notes evidencing interests aggregating not less than 50% of the then outstanding principal balance of the AdvantaSeries notes, by written notice to the transferor and the servicer, and to the indenture trustee if given by the AdvantaSeries noteholders, declare that a pay out event has occurred with respect to the AdvantaSeries notes as of the date of the notice.

     In the case of any trust pay out event described in clause (i), (iii), (iv) or (v), a pay out event with respect to all series then outstanding, and in the case of any AdvantaSeries pay out event described in clause (c), a pay out event with respect to all the AdvantaSeries notes, will occur without any notice or other action on the part of the indenture trustee or the AdvantaSeries noteholders immediately upon the occurrence of the event. An AdvantaSeries pay out event described in paragraphs (d) or (e) above constitutes a pay out event only with respect to the affected tranche and will occur without notice or other action on the part of the indenture trustee or the AdvantaSeries noteholders immediately upon the occurrence of the event. An AdvantaSeries pay out event described in paragraph (f) above constitutes a pay out event only with respect to the affected tranche and will occur in the manner provided in the related terms document.

     See “Description of the Notes — Pay Out Events” in the accompanying prospectus for an additional discussion of the consequences of an insolvency, conservatorship or receivership of the transferor.

Events of Default

     The events of default that may affect your notes as well as the rights and remedies available when an event of default occurs are described below and in “The Indenture — Events of Default; Rights upon Event of Default” in the accompanying prospectus.

     If an event of default occurs as a result of the bankruptcy, insolvency, convervatorship, receivership, liquidation or similar events relating to the issuer, then the unpaid principal and interest due on the notes of all series will be immediately due and payable. If any other event of default occurs, then the indenture trustee or the noteholders holding more than 50% of the notes of the affected series, class or tranche may declare all the notes of that series, class or tranche to be immediately due and payable.

     If an event of default occurs with respect to your tranche—whether or not that is also an event of default for other tranches and/or series—and your tranche is accelerated, then one of the remedies available is to institute proceedings for the complete or partial foreclosure of the collateral which secures your tranche by causing the issuer to issue a foreclosure certificate. If the conditions for the issuance of a foreclosure certificate are met, the foreclosure certificate can be issued either to the affected noteholders or a third party. The issuance of a foreclosure certificate will take place at the option of the indenture trustee or at the direction of the holders of notes representing more than 50% of the outstanding principal balance of the affected tranche—or if all tranches within the AdvantaSeries are affected, 50% of the outstanding principal balance of the AdvantaSeries. However, the issuance of a foreclosure certificate will only be permitted if at least one of the following conditions is met:

•	the holders of 90% of the outstanding principal balance of the accelerated tranche of notes consent;

•	the net proceeds of the issuance of the foreclosure certificate plus any amounts on deposit in the affected tranche’s principal funding sub-account and any amounts available from other accounts as described below would be sufficient to pay all amounts due on the accelerated tranche of notes; or

•	the indenture trustee determines that the funds available to the accelerated tranche of notes from Available Finance Charge Collections, Available Principal Collections, any amounts on deposit in the applicable sub-account and any amounts available from other accounts as described below may not be sufficient on an ongoing basis to make all payments on the accelerated tranche of notes as such payments would have become due if the acceleration had not occurred and 66 2/3% of the noteholders of the accelerated tranche of notes consent to the issuance of the foreclosure certificate.

     If the subordination provisions prevent payment of your tranche, any issuance of a foreclosure certificate will be delayed for your tranche, but not beyond the final maturity date. Such issuance will be delayed until the senior classes of notes have accumulated adequate coverage funding amounts in their principal funding sub-accounts or a sufficient amount of senior notes have been repaid or a sufficient amount of subordinated tranches have been issued, to the extent that the subordinated tranche of notes which has been accelerated is no longer needed to provide the required subordination for the senior classes.

     If an event of default and acceleration occurs with respect to your tranche when the subordination provisions do not prevent payment of principal on your tranche, then a foreclosure certificate may be issued for your tranche prior to the final maturity date for your tranche.

     A “foreclosure certificate” represents an undivided interest in the assets of the trust. A foreclosure certificate, if issued, will be in an amount equal to the adjusted invested amount of the tranche of notes that has been accelerated (but before giving effect to (i) any amounts withdrawn from the spread account as described under “Description of Series and Tranche Provisions — Spread Account — Withdrawals from the Spread Account — Withdrawal at Final Maturity Date” or “— Withdrawal Prior to Final Maturity Date” in this prospectus supplement, (ii) any amounts withdrawn from the cash collateral account as described under “Description of Series and Tranche Provisions — Cash Collateral Account — Withdrawals from the Cash Collateral Account — Withdrawal at Final Maturity Date” or “— Withdrawal Prior to Final Maturity Date” and (iii) any proceeds to be realized from an issuance of a foreclosure certificate).

     The amount, if any, which would be available to a tranche from the cash collateral account on the final maturity date of the tranche is described under “Description of Series and Tranche Provisions — Cash Collateral Account — Withdrawals from the Cash Collateral Account — Withdrawal at Final Maturity Date” in this prospectus supplement. The amount, if any, which would be available to a tranche from the spread account on the final maturity date of the tranche is described under “Description of Series and Tranche Provisions — Spread Account — Withdrawal from the Spread Account — Withdrawal at Final Maturity Date” in this prospectus supplement.

     The amount, if any, which would be available to a tranche from the cash collateral account prior to the final maturity date of the tranche is described under “Description of Series and Tranche Provisions — Cash Collateral Account — Withdrawals from the Cash Collateral Account — Withdrawal Prior to Final Maturity Date” in this prospectus supplement. The amount, if any, which would be available to a tranche from the spread account prior to the final maturity date of the tranche is described under “Description of Series and Tranche Provisions —

Spread Account — Withdrawal from the Spread Account — Withdrawal Prior to Final Maturity Date” in this prospectus supplement.

     The issuance of a foreclosure certificate for your tranche will require surrender of your notes. After a foreclosure certificate is issued for your tranche, notes of your tranche will no longer be outstanding and you will cease to have any claim against the trust.

     The amount of the foreclosure certificate will be equal to the adjusted invested amount of your tranche; however, the proceeds of the foreclosure certificate may be more or less than the adjusted invested amount of your tranche.

     Any funds collected by the indenture trustee following acceleration of the notes of a class or tranche, including amounts available from the cash collateral account and the spread account and any proceeds from the issuance of a foreclosure certificate to a third party, will be distributed as follows:

–	first, to the indenture trustee for its compensation and expenses;

–	second, to pay principal on the notes of the affected class or tranche;

–	third, to pay interest on the notes of the affected class or tranche; and

–	fourth, to be deposited in the collection account to be treated as Available Finance Charge Collections.

     Before a foreclosure certificate can be issued, the indenture trustee must obtain an opinion of counsel to the effect that the exercise of the foreclosure remedy and issuance of the foreclosure certificate will not cause the trust or any portion of the trust to be deemed an association, or publicly traded partnership, taxable as a corporation for federal income taxes and will comply with applicable federal and state securities laws.

Reports to Noteholders

     On each payment date, the paying agent, on behalf of the indenture trustee will forward to each noteholder of record, a statement prepared by the servicer setting forth the items described in “Description of the Notes — Reports to Noteholders” in the accompanying prospectus.

ERISA Considerations

     The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975 of the Code impose certain requirements on employee benefit plans and certain other plans and arrangements, including individual retirement accounts and annuities, Keogh plans and certain collective investment funds or insurance company general or separate accounts in which the plans, accounts or arrangements are invested, that are subject to the fiduciary responsibility provisions of ERISA and/or Section 4975 of the Code (collectively called “plans”), and on persons who are fiduciaries with respect to plans, in connection with the investment of plan assets of any plan. ERISA generally imposes on plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a plan’s investments be made in accordance with the documents governing the plan.

     ERISA and Section 4975 of the Code prohibit a broad range of transactions involving plan assets and persons (called “parties in interest” under ERISA and “disqualified persons” under the Code) who have specified relationships to a plan or its plan assets, unless a statutory or administrative exemption is available. These persons are collectively called “parties in interest.” Parties in interest that participate in a prohibited transaction may be subject to a penalty imposed under ERISA and/or an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Code.

     Subject to the considerations described below and in the accompanying prospectus, the offered notes are eligible for purchase with plan assets of any plan.

     Any fiduciary or other plan investor considering whether to purchase the offered notes with plan assets of any plan should determine whether that purchase is consistent with its fiduciary duties and whether that purchase would constitute or result in a non-exempt prohibited transaction under ERISA and/or Section 4975 of the Code because any of the transferor, the servicer, the indenture trustee, the owner trustee or any other party may be parties in interest with respect to the investing plan and may be deemed to be benefiting from the issuance of the notes. If the transferor or the servicer is a party in interest with respect to the prospective plan investor, any fiduciary or other plan investor considering whether to purchase or hold the offered notes should consult with its counsel regarding the availability of exemptive relief under United States Department of Labor (the “DOL”) Prohibited Transaction Class Exemption (called a “PTCE”) 96-23 (for transactions determined by “in-house asset managers”), PTCE 95-60 (for transactions involving insurance company general accounts), PTCE 91-38 (for transactions involving bank collective investment funds), PTCE 90-1 (for transactions involving insurance company pooled separate accounts) or PTCE 84-14 (for transactions determined by independent “qualified professional asset managers”) or any other prohibited transaction exemption issued by the Department of Labor. A purchaser of the offered notes should be aware, however, that even if the conditions specified in one or more of the above-referenced exemptions are met, the scope of the exemptive relief provided by the exemption might not cover all acts which might be construed as prohibited transactions.

     In addition, under DOL Regulation Section 2510.3-101 (called the “plan asset regulation”), the purchase with plan assets of equity interests in the trust could, in certain circumstances, cause the receivables and other assets of the trust to be deemed plan assets of the investing plan. This, in turn, would subject the trust and its assets to the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code. Nevertheless, because the offered notes (a) are expected to be treated as indebtedness under local law and will, in the opinion of Special Tax Counsel, be treated as debt, rather than equity, for federal tax purposes (see “Federal Income Tax Consequences — Tax Characterization of the Trust and the Notes — Treatment of the Notes as Debt” in the accompanying prospectus), and (b) should not be deemed, at the time of initial issuance, to have any “substantial equity features,” purchases of the offered notes with plan assets should not be treated as equity investments and, therefore, the receivables and other assets included as assets of the trust should not be deemed to be plan assets of the investing plans. Those conclusions are based, in part, upon the traditional debt features of the offered notes, including the reasonable expectation of purchasers of the offered notes that the offered notes will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features.

     The notes may not be purchased or held by any plan, or any person investing plan assets of any plan, if any of the transferor, the servicer, the indenture trustee, the owner trustee or any of their respective affiliates: (a) has investment or administrative discretion with respect to the plan assets used to effect the purchase; (b) has authority or responsibility to give, or regularly gives, investment advice with respect to the plan assets, for a fee and pursuant to an agreement or understanding that the advice (1) will serve as a primary basis for investment decisions with respect to the plan assets, and (2) will be based on the particular investment needs of that plan; or (c) unless PTCE 95-60, PTCE 91-38 or PTCE 90-1 is applicable, is an employer maintaining or contributing to that plan. Each purchaser or holder of the notes or any interest in the notes will be deemed to have represented by its purchase and holding of the notes that it is not subject to the foregoing limitations.

     We suggest that any fiduciary or other plan investor considering whether to purchase any notes on behalf of or with plan assets of any plan consult with its counsel and refer to this prospectus supplement for guidance regarding the ERISA considerations applicable to the notes offered by this prospectus supplement and the accompanying prospectus.

Use of Proceeds

     The net proceeds of the sale of the offered notes will be used for general corporate purposes.

Underwriting

     Subject to the terms and conditions set forth in an underwriting agreement, dated May 17, 2005, relating to the Class A(2005-A1) notes (the “underwriting agreement”) among the transferor, the bank and the underwriters named below (the “underwriters”), the transferor has agreed to sell to each of the underwriters, and each of those underwriters has severally agreed to purchase, the principal amount of the notes set forth opposite its name:

Principal Amount of
Underwriters	Class A(2005-A1) Notes
Deutsche Bank Securities Inc.	$83,333,334
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$83,333,333
Credit Suisse First Boston LLC	$83,333,333

Total	$250,000,000

     In the underwriting agreement, the underwriters have agreed, subject to the terms and conditions set forth in that agreement, to purchase all $250,000,000 aggregate principal amount of the Class A(2005-A1) notes offered hereby, if any of the notes are purchased.

     The underwriters propose initially to offer the Class A(2005-A1) notes to the public at 100.00% of their principal balance and to certain dealers at that price less concessions not in excess of 0.150% of the principal balance of the Class A(2005-A1) notes. The underwriters may allow, and the dealers may reallow, concessions not in excess of 0.075% of the principal balance of the Class A(2005-A1) notes to certain brokers and dealers. After the initial public offering, the public offering price and other selling terms may be changed by the underwriters.

     The Issuer will receive proceeds of approximately $249,375,000 from the sale of the Class A(2005-A1) notes (representing 99.75% of the initial outstanding principal balance of the Class A(2005-A1) notes) after paying the underwriting discount of $625,000 (representing 0.25% of the initial outstanding principal balance of the Class A(2005-A1) notes). Additional offering expenses are estimated to be $500,000. The underwriters have agreed to reimburse certain offering expenses of the transferor.

     Each underwriter of these Class A(2005-A1) notes has represented and agreed that:

•	it has not offered or sold, and prior to the date which is six months after the date of issue of the notes, will not offer or sell any notes to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, referred to in this section as the Regulations, and the Financial Services and Markets Act 2000, or the FSMA;

•	it has complied and will comply with all applicable provisions of the Regulations and the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom; and

•	it has only communicated or caused to be communicated and it will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any notes in circumstances in which Section 21(1) of the FSMA does not apply to the issuer.

     The transferor and the bank will indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or contribute to payments the underwriters may be required to make in respect thereof.

     The underwriters may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the notes in accordance with Regulation M under the Securities Exchange Act. Over-allotment transactions involve syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the notes so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the notes originally sold by that syndicate member are purchased in a syndicate covering transaction. Over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause the prices of the notes to be higher than they would otherwise be in the absence of those transactions. Neither the transferor nor the underwriters represent that the underwriters will engage in any of these transactions or that those transactions, once commenced, will not be discontinued without notice at any time.

     In the ordinary course of business, one or more of the underwriters or their affiliates have engaged, and may engage in the future, in certain investment banking or commercial banking transactions with the bank or its affiliates.

     Deutsche Bank Securities Inc., one of the underwriters, is an affiliate of Deutsche Bank Trust Company Americas, the indenture trustee.

Legal Matters

     Certain legal matters relating to the issuance of the Class A(2005-A1) notes will be passed upon for the transferor by Wolf, Block, Schorr and Solis-Cohen LLP, special counsel to the transferor. Certain legal matters relating to the federal tax consequences of the issuance of the Class A(2005-A1) notes will be passed upon for the transferor by Wolf, Block, Schorr and Solis-Cohen LLP. Certain legal matters relating to the issuance of the Class A(2005-A1) notes will be passed upon for the underwriters by Orrick, Herrington & Sutcliffe LLP.

Glossary of Terms for Prospectus Supplement

     “Accumulation Amount” means, (i) with respect to the Class A(2005-A1) notes, for any payment date occurring during the accumulation period, $31,250,000; provided, however, that if the Accumulation Period Length is determined to be less than eight months pursuant to the Class A(2005-A1) terms document, the Accumulation Amount for each payment date with respect to the Accumulation Period will be equal to (a) the outstanding principal balance of the Class A(2005-A1) notes divided by (b) the Accumulation Period Length and (ii) with respect to any other class or tranche of notes, the amount specified in the related terms document.

     “Accumulation Deposit Amount” means, unless otherwise specified in a terms document, for any payment date occurring during the Accumulation Period, an amount equal to the sum of the Accumulation Amount for that payment date and any existing Accumulation Shortfall.

     “Accumulation Period” means, (i) with respect to the Class A(2005-A1) notes, unless a pay out event has occurred, the period commencing at the close of business on August 31, 2007 or such later date as is determined, and ending on the first to occur of (a) the commencement of the Early Amortization Period, (b) the payment in full of the outstanding principal balance of the Class A(2005-A1) notes and (c) the Class A(2005-A1) final maturity date and (ii) with respect to any other class or tranche of notes, the period specified in the related terms document.

     “Accumulation Period Factor” means, for the purpose of calculating the Accumulation Period Length for any tranche of notes, with respect to any monthly period, a fraction, the numerator of which is equal to the sum of the initial invested amounts (or, if no initial invested amount is defined in the applicable indenture supplement, then the initial principal balance) for all outstanding series, and the denominator of which is equal to the sum of (a) the initial principal balance of such tranche of notes, (b) the initial invested amounts (or, if no initial invested amount is defined in the applicable indenture supplement, then the initial principal balance) of all other outstanding classes and tranches of notes (without duplication) which are not expected to be in their revolving periods, and (c) the initial invested amounts (or, if no initial invested amount is defined in the applicable indenture supplement, then the initial principal balance) of all other outstanding classes and tranches (without duplication) which are not allocating Shared Principal Collections to other series and are in their revolving periods; provided, however, that this definition may be changed at any time if each rating agency confirms in writing that the change will not result in a reduction or withdrawal of the then-existing rating of any outstanding series, class or tranche of notes.

     “Accumulation Period Length” means, for a tranche of AdvantaSeries notes, the number of whole months such that the related Accumulation Period Factors for each month during such period will be equal to or greater than the Required Accumulation Factor Number; provided, that, the Accumulation Period Length may not be less than one month and that the determination of the Accumulation Period Length may be changed at any time upon receipt of confirmation from each rating agency that such change will not result in a reduction or withdrawal of the then-existing rating of any outstanding series, class or tranche of notes.

     “Accumulation Shortfall” means (a) on the first payment date during the accumulation period, zero and (b) on each subsequent payment date during the accumulation period, the excess, if any, of the Accumulation Deposit Amount for the previous payment date over the amount deposited into the principal funding account for the previous payment date.

     “Adjusted Invested Amount” means, for any tranche of AdvantaSeries notes or for all the AdvantaSeries notes, the amount described in “Description of Series and Tranche Provisions — Note Balances — Adjusted Invested Amount” in this prospectus supplement.

     “Adjusted Invested Amount Deficit” means, with respect to any tranche of AdvantaSeries notes, the excess of the adjusted outstanding principal balance of that tranche over the adjusted invested amount of that tranche. The Adjusted Invested Amount Deficit for the AdvantaSeries will be the sum of the Adjusted Invested Amount Deficits for all tranches of AdvantaSeries notes.

     “AdvantaSeries Defaulted Amount” means, with respect to any payment date, an amount equal to the product of (a) the Defaulted Amount for the related monthly period and (b) the Floating Investor Percentage for such monthly period.

     “AdvantaSeries Indenture Supplement” means the indenture supplement relating to the AdvantaSeries notes between the issuer and the indenture trustee.

     “AdvantaSeries Notes” means the Class A notes, the Class B notes, the Class C notes and the Class D notes of the AdvantaSeries.

     “AdvantaSeries Pay Out Event” means any of the AdvantaSeries pay out events specified in “Description of Series and Tranche Provisions — Pay Out Events” in this prospectus supplement.

     “AdvantaSeries Principal Shortfall” means, the amount described in “Description of Series and Tranche Provisions — Shared Principal Collections” in this prospectus supplement.

     “AdvantaSeries Reset Date” means, any date that is (i) an Addition Date, (ii) a date on which an increase or decrease in the adjusted invested amount of any tranche of notes in the AdvantaSeries that is a variable principal funding tranche occurs, (iii) a Removal Date or (iv) a date on which an increase in the adjusted invested amount of the AdvantaSeries occurs as a result of (A) the issuance of a new tranche of AdvantaSeries notes or the issuance of additional notes of an outstanding tranche of AdvantaSeries notes, or (B) the release of Coverage Funding Excess Amounts (other than amounts that were deposited into the applicable principal funding sub-account for any class or tranche of AdvantaSeries notes during the related monthly period) for any class or tranche of AdvantaSeries notes from the applicable principal funding sub-account.

     “Aggregate Outstanding Principal Balance” means, on any date of determination, the outstanding principal balances of all classes of outstanding AdvantaSeries notes.

     “Available Cash Collateral Account Amount” means, with respect to any payment date, an amount equal to the lesser of (a) the amount on deposit in the cash collateral account on such date (before giving effect to any deposit to, or withdrawal from, the cash collateral account made or to be made with respect to such date) and (b) the Required Cash Collateral Account Amount for such payment date.

     “Available Finance Charge Collections” means, for any monthly period, the amounts to be treated as Available Finance Charge Collections as described in “Description of Series and Tranche Provisions — Available Finance Charge Collections” in this prospectus supplement.

     “Available Principal Collections” means, for any monthly period, the amounts to be treated as Available Principal Collections as described in “Description of Series and Tranche Provisions — Available Principal Collections” in this prospectus supplement.

     “Base Rate” means, for any monthly period, the per annum rate equal to the sum of (a) the Servicing Fee Rate and (b) the Weighted Average Interest Rate.

     “Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions in New York, Delaware, Utah or any other state in which the principal executive offices of the seller, the owner trustee or the indenture trustee are located are authorized or obligated by law, executive order or governmental decree to be closed.

     “Cash Collateral Account Deficit” means the excess of the Required Cash Collateral Account Amount over the Available Cash Collateral Account Amount.

     “Cash Collateral Account Floor” means 1.00%, provided that the transferor may, from time to time, change such percentage upon (i) written notice to the indenture trustee and (ii) prior written confirmation from each rating agency then rating any class or tranche of the then outstanding notes that the change will not cause a reduction or withdrawal of the rating of any outstanding class or tranche.

     “Class A(2005-A1) Note Interest Rate” means a rate of 0.07% per annum above One-Month LIBOR as One-Month LIBOR is determined on the related LIBOR determination date for each interest period.

     “Class A Required Subordinated Amount” means, for any date of determination that Class A notes are outstanding, an amount equal to the product of (a) 21.5805% (or 17.75 divided by 82.25) and (b) the aggregate adjusted outstanding principal balance of the Class A notes on that date of determination. However, for any date of determination on or after the occurrence and during the continuation of a pay out event that affects the Class A notes, the Class A Required Subordinated Amount will be the greater of (x) the amount determined above for that date of determination and (y) the amount determined above for the date immediately prior to the date on which that pay out event occurred.

     “Class B Required Subordinated Amount” means, for any date of determination that Class B notes are outstanding, an amount equal to the product of (a) 8.9918% (or 8.25 divided by 91.75) and (b) the aggregate adjusted outstanding principal balance of the Class A notes and Class B notes on that date of determination. However, for any date of determination on or after the occurrence and during the continuation of a pay out event that affects the Class B notes, the Class B Required Subordinated Amount will be the greater of (x) the amount determined above for that date of determination and (y) the amount determined above for the date immediately prior to the date on which that pay out event occurred.

     “Class C Required Subordinated Amount” means, for any date of determination that Class C notes are outstanding, an amount equal to the product of (a) 3.6269% (or 3.50 divided by

96.50) and (b) the aggregate adjusted outstanding principal balance of the Class A notes, Class B notes and Class C notes on that date of determination. However, for any date of determination on or after the occurrence and during the continuation of a pay out event that affects the Class C notes, the Class C Required Subordinated Amount will be the greater of (x) the amount determined above for that date of determination and (y) the amount determined above for the date immediately prior to the date on which that pay out event occurred.

     “Closing Date” means, (i) for the Class A(2005-A1) notes, the date of issuance of those notes, which is expected to be on or about May 24, 2005 and any other date on which additional notes of such tranche are issued and (ii) for any other class or tranche of notes, the date of initial issuance of such class or tranche of notes and any other date on which additional notes of such class or tranche are issued.

     “Code” means the Internal Revenue Code of 1986.

     “Coverage Funding Excess Amount” means, with respect to any senior class or tranche of notes for any date, after giving effect to all issuances, allocations, deposits and payments with respect to that date, the aggregate amounts on deposit in the principal funding sub-accounts of the notes of that class or tranche that are in excess of the aggregate amount required to be on deposit in those principal funding sub-accounts as described in “Description of Series and Tranche Provisions — Required Deposits to the Principal Funding Sub-Accounts” in this prospectus supplement.

     “Defaulted Amount” means, for any monthly period, the total amount of principal receivables, other than ineligible receivables, in the accounts designated to the trust that were charged-off for that month.

     “Determination Date” means, unless otherwise specified in a terms document for a particular tranche of notes, the third Business Day preceding the fifteenth day of each calendar month.

     “Early Amortization Period” means, with respect to each tranche of notes, the period that begins on the business day on which a pay out event with respect to that tranche of notes is deemed to have occurred and ends on the earliest of (i) the payment in full of the outstanding principal balance of the notes of that tranche, or (ii) the final maturity date of that tranche.

     “ERISA” means the Employee Retirement Income Security Act of 1974.

     “Excess Finance Charge Collections” means, with respect to any payment date, the amounts to be treated as Excess Finance Charge Collections as described in “Description of Series and Tranche Provisions — Excess Finance Charge Collections” in this prospectus supplement.

     “Excess Spread Amount” means, with respect to any monthly period, the aggregate amount of Available Finance Charge Collections (excluding any withdrawals from the cash collateral account to cover any PFA Earnings Shortfalls for coverage funded amounts and any Excess Finance Charge Collections treated as Available Finance Charge Collections) minus the sum of the amounts, without duplication, specified in the first six bullet points under

“Description of Series and Tranche Provisions — Application of Available Finance Charge Collections” in this prospectus supplement for the related payment date.

     “Excess Spread Percentage” means, for any payment date, a percentage equal to the Net Portfolio Yield for the preceding monthly period minus the Base Rate for the preceding monthly period.

     “Expected Final Principal Payment Date” means (i) for the Class A(2005-A1) notes, the date on which the Class A(2005-A1) noteholders are expected to receive payment in full of principal, which is May 20, 2008 and (ii) for each other class or tranche of notes, as specified in the related terms document.

     “Final Maturity Date” means, (i) with respect to the Class A(2005-A1) notes, the fixed date on which the principal of such notes is due and payable, which is April 20, 2011 and (ii) with respect to any other class or tranche of notes, the date as specified in the related terms document.

     “Finance Charge Shortfall” means, for the AdvantaSeries, for any payment date, the amount equal to the excess, if any, of (a) the full amount required to be paid, without duplication, as described in the first eight and the tenth bullet points in “Description of Series and Tranche Provisions — Application of Available Finance Charge Collections” in this prospectus supplement, on such payment date, over (b) the Available Finance Charge Collections with respect to such payment date (excluding any portion thereof attributable to Excess Finance Charge Collections).

     “Fixed Investor Percentage” means, for any monthly period, for the AdvantaSeries notes, the percentage equivalent (which percentage will not exceed 100%) of a fraction, (a) the numerator of which is equal to the sum of the Principal Allocation Amounts for all classes or tranches of AdvantaSeries notes as of the close of business of the last day of the preceding monthly period (or with respect to the first monthly period, as of the date of issuance of the first tranche of the AdvantaSeries notes), and (b) the denominator of which is the greater of (i) the sum of (A) the total amount of principal receivables in the trust as of the close of business on the last day of the immediately preceding monthly period (or with respect to the first calendar month in the first monthly period, the total amount of principal receivables in the trust as of the close of business on the date of issuance of the first tranche of the AdvantaSeries notes) and (B) the principal amount on deposit in the excess funding account as of the close of business on such last day (or with respect to the first calendar month in the first monthly period, the date of issuance of the first tranche of AdvantaSeries notes ) and (ii) the sum of the numerators used to calculate the investor percentages for allocations with respect to principal receivables for all series of notes for such monthly period; provided, however, that for any monthly period in which one or more AdvantaSeries Reset Dates occur, the Fixed Investor Percentage will be recalculated as provided above but the numerator will be determined as of that AdvantaSeries Reset Date and the denominator will be determined as of the opening of business on the related AdvantaSeries Reset Date after adjusting for the aggregate amount of any principal receivables added to or removed from the trust on the related AdvantaSeries Reset Date, for the period from and after the date on which any such AdvantaSeries Reset Date occurs to but excluding the date, if any, on which another such AdvantaSeries Reset Date occurs or, if no other AdvantaSeries Reset Date occurs during that monthly period, to and including the last day of such monthly period.

     “Floating Allocation Amount” means, for any date of determination during any monthly period, for any class or tranche of AdvantaSeries notes (exclusive of (x) any class or tranche of notes for that monthly period which will be paid in full during that monthly period and (y) any class or tranche of notes which will have an adjusted invested amount of zero during such monthly period), an amount equal to:

     (a) the adjusted invested amount of such class or tranche of AdvantaSeries notes as of the close of business on the last day of the preceding monthly period, or with respect to the first monthly period for any class or tranche of AdvantaSeries notes, the initial principal balance of such class or tranche, plus

     (b) the aggregate amount of any increase in the adjusted invested amount of any class or tranche of AdvantaSeries notes during the current monthly period due to (x) the issuance of additional notes of such class or tranche of AdvantaSeries notes during such monthly period or (y) the release of Coverage Funding Excess Amounts (other than amounts that were deposited into the applicable principal funding sub-account for any class or tranche of AdvantaSeries notes during such monthly period) for such class or tranche of AdvantaSeries notes from the applicable principal funding sub-account or (z) an increase in the adjusted invested amount of any tranche of notes that is a variable principal funding tranche; minus

     (c) the aggregate amount of any decrease in the adjusted invested amount of any class or tranche of AdvantaSeries notes that is a variable principal funding tranche.

     “Floating Investor Percentage” means, for any monthly period, for the AdvantaSeries notes, the percentage equivalent (which percentage will not exceed 100%) of a fraction, (a) the numerator of which is the sum of the Floating Allocation Amounts as of the close of business on the last day of the preceding monthly period of all classes and tranches of AdvantaSeries notes for such monthly period (or with respect to the first monthly period, as of the closing date), and (b) the denominator of which is the greater of (i) the sum of (A) the total amount of principal receivables in the trust as of the close of business on the last day of the immediately preceding monthly period (or with respect to the first calendar month in the first monthly period, the total amount of principal receivables in the trust as of the close of business on the date of issuance of the first tranche of AdvantaSeries notes) plus (B) the principal amount on deposit in the excess funding account as of the close of business on such day (or with respect to the first calendar month in the first monthly period, as of the date of issuance of the first tranche of AdvantaSeries notes) and (ii) the sum of the numerators used to calculate the investor percentages for allocations with respect to finance charge and administrative receivables, Defaulted Amounts or principal receivables, as applicable, for all series of notes for such monthly period; provided, however, that for any monthly period in which one or more AdvantaSeries Reset Dates occur, the Floating Investor Percentage will be recalculated as provided above but the numerator will be determined as of that AdvantaSeries Reset Date and the denominator will be determined as of the opening of business on the related AdvantaSeries Reset Date after adjusting for the aggregate amount of any principal receivables added to or removed from the trust on the related AdvantaSeries Reset Date, for the period from and after the date on which any such AdvantaSeries Reset Date occurs but excluding the date, if any, on which another such

AdvantaSeries Reset Date occurs or, if no other AdvantaSeries Reset Date occurs during such monthly period, to and including the last day of such monthly period.

     “Interest Payment Date” means, with respect to any class or tranche of notes, the scheduled due date of any required interest payment on those notes, which will be each payment date unless otherwise specified in the applicable terms document. The first Interest Payment Date for the Class A(2005-A1) notes is June 20, 2005.

     “Interest Period” means, with respect to any class or tranche of notes, the period that begins on and includes an interest payment date and ends on and includes the day prior to the next interest payment date. However, (i) with respect to the Class A(2005-A1) notes, the first interest period will begin on and include the closing date and end on and exclude June 20, 2005 and (ii) with respect to each other class or tranche of notes, the first interest period will be specified in the related terms document.

     “Invested Amount” means, as of any date of determination, an amount equal to (i) the sum of the initial principal balances of all tranches of outstanding AdvantaSeries notes, minus (ii) the amount of principal previously paid to the AdvantaSeries noteholders, minus (iii) the excess, if any, of (a) the aggregate amount of any Investor Charge-Offs allocated to the AdvantaSeries notes as described in “Description of Series and Tranche Provisions — Allocations of Reductions to the Adjusted Invested Amount Due to Investor Charge-Offs” in this prospectus supplement and any Available Principal Collections reallocated as described in “Description of Series and Tranche Provisions — Application of Available Principal Collections” in this prospectus supplement over (b) the reimbursements of any such amounts as described in “Description of Series and Tranche Provisions — Application of Available Finance Charge Collections” in this prospectus supplement.

     “Investor Charge-Offs” means, with respect to any payment date, the aggregate amount, if any, by which the AdvantaSeries Defaulted Amount, if any, for such payment date exceeds the sum of (i) the Available Finance Charge Collections for such payment date available after giving effect to the first five applications described in “Description of Series and Tranche Provisions — Application of Available Finance Charge Collections” in this prospectus supplement plus (ii) the amounts withdrawn from the spread account to cover AdvantaSeries Defaulted Amounts as described in “Description of Series and Tranche Provisions — Spread Account — Withdrawals from the Spread Account” in this prospectus supplement plus (iii) the amounts withdrawn from the cash collateral account to cover AdvantaSeries Defaulted Amounts as described in “Description of Series and Tranche Provisions — Cash Collateral Account — Withdrawals from the Cash Collateral Account” in this prospectus supplement.

     “Investor Percentage” means, for any monthly period, (a) with respect to Defaulted Amounts and finance charge and administrative receivables, the Floating Investor Percentage and (b) with respect to principal receivables, the Fixed Investor Percentage.

     “LIBOR Determination Date” means the day on which the indenture trustee will determine One-Month LIBOR for each interest period, which is the day two London business days before the related interest period commences. For the Class A(2005-A1) notes, for the first interest period, the indenture trustee will determine One-Month LIBOR for the period from the Closing Date through June 19, 2005, on May 20, 2005.

     “London Business Day” means any business day on which dealings in deposits in United States dollars are transacted in the London interbank market and which also must be a U.S. business day.

     “Monthly Period” means the period from and including the first day of a calendar month to and including the last day of that calendar month.

     “Negative Carry Reserve Percentage” means 0.50%; provided that the transferor may, from time to time, change that percentage upon (i) written notice to the indenture trustee and (ii)prior written confirmation from each rating agency then rating any class or tranche of the notes that the change will not cause a reduction or withdrawal of the rating of any outstanding class or tranche.

     “Net Portfolio Yield” means, for any monthly period, the per annum rate calculated on the basis of a 360-day year consisting of twelve 30-day months equal to the product of the percentage equivalent of a fraction: (a) the numerator of which is equal to the sum of (i) the Floating Investor Percentage for that monthly period of collections of finance charge and administrative receivables deposited in the collection account for that monthly period, plus (ii) if specified in a terms document, payments received under derivative agreements for interest, and any other amounts specified in the AdvantaSeries indenture supplement or any terms document, in each case relating to that monthly period, minus, the AdvantaSeries Defaulted Amount for that monthly period, each sum to be calculated on a cash basis; and (b) the denominator of which is the Weighted Average Floating Allocation Amount for that monthly period, multiplied by 12.

     “Offered Notes” means the Class A(2005-A1) notes that are offered by this prospectus supplement and the accompanying prospectus.

     “One-Month Index Maturity” means a maturity of one month commencing on the related LIBOR determination date.

     “One-Month LIBOR” means, for any LIBOR determination date, the London interbank offered rate for deposits in U.S. dollars having a One-Month Index Maturity which appears on Telerate Page 3750 as of 11:00 a.m., London time, on the related LIBOR determination date. If that rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in United States dollars, having the One-Month Index Maturity and in an amount of not less than U.S. $1,000,000, are offered by three major banks selected by the servicer at approximately 11:00 a.m., London time, on that LIBOR determination date to prime banks in the London interbank market. The indenture trustee will request the principal London office of each of those banks to provide a quotation of its rate. If at least two quotations are provided, the rate for that LIBOR determination date will be the arithmetic mean of the quotations. If fewer than two quotations are provided, the rate for that LIBOR determination date will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the servicer, at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks having the One-Month Index Maturity and in an amount equal to an amount of not less than U.S. $1,000,000; provided that if the banks selected are not quoting as mentioned in this sentence, One-Month LIBOR in effect for the applicable interest period will be One-Month LIBOR that was in effect for the previous interest period.

     “Parties in Interest” means persons (called “parties in interest” under ERISA and “disqualified persons” under Section 4975 of the Code) who have specified relationships to a plan or its plan assets.

     “Pay Out Events” means, collectively, AdvantaSeries pay out events and trust pay out events.

     “Payment Date” means, for the Class A(2005-A1) notes June 20, 2005 and the twentieth day of each following month. If the twentieth day is not a business day, then the payment date will be the following business day.

     “PFA Earnings Shortfall” means an amount equal to any shortfall of net investment earnings on funds on deposit in the principal funding account, which is calculated at a rate equal to the Weighted Average Interest Rate minus the actual net investment earnings on those funds during the related interest period.

     “Plan Asset Regulation” means United States Department of Labor Regulation Section 2510.3-101.

     “Plans” means employee benefit plans and certain other plans and arrangements, including individual retirement accounts and annuities, Keogh plans and certain collective investment funds or insurance company general or separate accounts in which the plans, accounts or arrangements are invested, that are subject to the fiduciary responsibility provisions of ERISA and/or Section 4975 of the Code.

     “Portfolio Decline Event” means, if the aggregate amount of principal receivables in the trust as of close of business on the last day of the preceding monthly period is less than either (i) 75% of the highest aggregate amount of principal receivables in the trust during the last two years, or (ii) 50% of the highest aggregate amount of principal receivables in the trust during the last four years. Once a Portfolio Decline Event occurs, it will continue until six consecutive months have elapsed during which the conditions which gave rise to the Portfolio Decline Event no longer exist.

     “Principal Allocation Amount” means, for any date of determination during any monthly period, for the AdvantaSeries notes (exclusive of (x) any class or tranche of notes for that monthly period which will be paid in full during that monthly period and (y) any class or tranche of notes which will have an adjusted invested amount of zero during such monthly period),

     (a) for all classes or tranches of notes in an accumulation period, the adjusted invested amount of that class or tranche of notes as of the close of business on the last day of the preceding monthly period prior to the commencement of the most recent accumulation period for that class or tranche;

     (b) for all classes or tranches of AdvantaSeries notes in an Early Amortization Period, the adjusted invested amount of that class or tranche of notes as of the close of business on the last day of the preceding monthly period (or with respect to the first monthly period, as of the closing date) prior to the commencement of the Early Amortization Period for such class or tranche of notes;

     (c) for all classes or tranches in a revolving period, the adjusted invested amount of such class or tranche of notes as of the close of business on the last day of the preceding monthly period; and

     (d) for all other classes or tranches of outstanding AdvantaSeries notes, unless otherwise specified in the related terms document, an amount equal to:

     (i) the adjusted invested amount of such classes or tranches of notes, as of the close of business on the last day of the immediately preceding monthly period, or with respect to the first monthly period for any class or tranche of notes, the initial principal balance of such class or tranche, plus

     (ii) the aggregate amount of any increase in the adjusted invested amount of such class or tranche of notes during the current monthly period due to (x) the issuance of additional notes of such class or tranche of notes during such monthly period (without duplication of any amount included in clause (i) above) or (y) the release of Coverage Funding Excess Amounts (other than amounts that were deposited into the applicable principal funding sub-account for such class or tranche of notes during that monthly period) for such class or tranche of notes from the principal funding account or applicable principal funding sub-account or (z) an increase in the adjusted invested amount of any class or tranche of notes that is a variable principal funding tranche; minus

     (iii) the aggregate amount of any decrease in the adjusted invested amount of any class or tranche of notes that is a variable principal funding tranche;

provided, however, that if after the commencement of an accumulation period for a tranche of notes, another tranche of notes that was designated in or under the terms document therefor as a “paired tranche” with respect to the first tranche of notes, the administrator, on behalf of the issuer, may, by written notice delivered to the indenture trustee, designate an amount (the “paired amount”) to be subtracted from the amount calculated pursuant to clause (a) or (b) above for the second tranche of notes, provided that the issuer shall have received written notice from each rating agency that such designation will not result in a reduction or withdrawal of the then-existing rating of any outstanding series or class of notes and shall have delivered copies of each such written notice to the indenture trustee and the issuer shall have delivered to the indenture trustee an officer’s certificate to the effect that, based on the facts known to such officer at that time, in the reasonable belief of the issuer, such designation will not have an adverse effect with respect to any outstanding notes.

     “Principal Payment Date” means, with respect to any class or tranche of notes, each Expected Final Principal Payment Date, or upon the occurrence of a pay out event, or other optional or mandatory redemption of such class or tranche of notes, each payment date.

     “Principal Shortfalls” means shortfalls in available principal collections for series in group one, if any, which have not been covered out of the available principal collections allocable to that series.

     “PTCE” means a United States Department of Labor Prohibited Transaction Class Exemption.

     “Quarterly Excess Spread Percentage” means for each payment date the percentage equivalent of a fraction the numerator of which is the sum of the Excess Spread Percentages for the then-current payment date and the immediately preceding two payment dates and the denominator of which is three.

     “Record Date” means, for any class or tranche of AdvantaSeries notes, the business day immediately preceding a payment date or such other date specified in the related terms document.

     “Required Accumulation Factor Number” is equal to a fraction, rounded upwards to the nearest whole number, the numerator of which is one and the denominator of which is equal to the lowest monthly principal payment rate on the accounts designated to the trust, expressed as a decimal, for the twelve months preceding the date of that calculation. However, this definition may be changed at any time if each rating agency rating a class or tranche of outstanding AdvantaSeries notes confirms in writing that the change will not result in a reduction or withdrawal of the then-existing rating of any outstanding series, class or tranche of notes.

     “Required Cash Collateral Account Amount” means for any date of determination the sum of:

     (i) the product of (a) 2.25% and (b) the adjusted outstanding principal balance of the AdvantaSeries notes on that date of determination; plus

     (ii) the product of (a) the Negative Carry Reserve Percentage and (b) the amount of funds on deposit in the principal funding sub-accounts, provided, however, that for any date of determination on or after the occurrence and during the continuation of a Portfolio Decline Event the amount in clause (a) will be the sum of the Negative Carry Reserve Percentage and the Cash Collateral Account Floor, with respect to amounts deposited into the principal funding sub-account for each tranche of notes during the Portfolio Decline Event.

However, for any date of determination on or after the occurrence and during the continuation of a pay out event that affects all notes, the Required Cash Collateral Account Amount will be the amount determined above for the date immediately prior to the date on which such pay out event shall have occurred; and, provided further, that the Required Cash Collateral Account Amount will not exceed the outstanding principal balance of the outstanding notes.

     “Required Excess Spread Amount” means, with respect to any monthly period, an amount equal to zero. However, the transferor may, from time to time, change that amount (which will never be less than zero) upon (i) written notice to the indenture trustee and (ii) if each rating agency then rating a class or tranche of outstanding AdvantaSeries notes confirms in writing that the change will not result in a reduction or withdrawal of the then-existing rating of any outstanding class or tranche of notes.

     “Required Spread Account Amount” means for any date of determination, the product of (i) the Required Spread Account Percentage in effect on that date and (ii) the sum of the initial principal balances of all outstanding tranches of AdvantaSeries notes as of the preceding day. However, the Required Spread Account Amount will not exceed the excess, if any, of the outstanding principal balance of the outstanding notes over the amount on deposit in the cash collateral account; provided, however, that following the occurrence of an event of default with respect to all AdvantaSeries notes, the Required Spread Account Amount for any payment date will be equal to the sum of (a) the amount on deposit in the spread account on such payment date plus (b) Available Finance Charge Collections and Excess Finance Charge Collections for such payment date available immediately after the funding of the cash collateral account as described in the eighth bullet point of “Description of Series and Tranche Provisions — Application of Available Finance Charge Collections” in this prospectus supplement; provided further, however, that following the occurrence of an event of default with respect to all AdvantaSeries notes that does not result in an acceleration described under “Description of Series and Tranche Provisions — Events of Default” in this prospectus supplement and “The Indenture — Events of Default; Rights upon Event of Default” in the accompanying prospectus, the Required Spread Account Amount will not exceed the excess, if any, of the outstanding principal balance of the outstanding notes over the amount on deposit in the cash collateral account.

     “Required Spread Account Percentage” means, with respect to any payment date, (i) 0.00%, if the Quarterly Excess Spread Percentage on such payment date is greater than or equal to 4.50%, (ii) 1.00%, if the Quarterly Excess Spread Percentage on such payment date is less than 4.50% and greater than or equal to 4.00%, (iii) 2.00%, if the Quarterly Excess Spread Percentage on such payment date is less than 4.00% and greater than or equal to 3.50%; (iv) 2.50%, if the Quarterly Excess Spread Percentage on such payment date is less than 3.50% and greater than or equal to 3.00%, (v) 3.00%, if the Quarterly Excess Spread Percentage on such payment date is less than 3.00% and greater than or equal to 2.00%, (vi) 4.00%, if the Quarterly Excess Spread Percentage is less than 2.00% and greater than 0.00%, and (vii) 17.75%, if the Quarterly Excess Spread Percentage is 0% or less; provided, however, if the Required Spread Account Percentage for any payment date is higher than the Required Spread Account Percentage for the immediately preceding payment date, the Required Spread Account Percentage will not be subsequently decreased to a lower percentage until the first payment date on which the Quarterly Excess Spread Percentage for each of the three immediately preceding monthly periods has increased to a level above the then-current Required Spread Account Percentage, in which case the Required Spread Account Percentage shall be decreased to the appropriate percentage specified in clauses (i) through (vii) above; and provided further, that if a pay out event with respect to all AdvantaSeries notes has occurred (other than a pay out event resulting from the occurrence of an event of default with respect to all AdvantaSeries notes), the Required Spread Account Percentage shall be 17.75% and will no longer be subject to reduction. However, the Required Spread Account Percentage may be a lower amount designated by the transferor, if the transferor provides the servicer and the indenture trustee with written confirmation from each rating agency rating a class or tranche of outstanding AdvantaSeries notes that such designation will not cause a reduction or withdrawal of the rating of any outstanding class or tranche of notes.

     “Servicing Fee Rate” means 2.0% per annum, as may be adjusted from time to time as described in “Description of Series and Tranche Provisions — Servicing Compensation and Payment of Expenses” in this prospectus supplement.

     “Shared Principal Collections” means, with respect to any payment date, the amounts to be treated as Shared Principal Collections as described in “Description of Series and Tranche Provisions — Shared Principal Collections” in this prospectus supplement.

     “Telerate Page 3750” means the display page currently so designated on the Moneyline Telerate Service, or any other page that replaces that page on that service for the purpose of displaying comparable rates or prices.

     “Terms Document” means for any class or tranche of AdvantaSeries notes, a supplement to the AdvantaSeries indenture supplement that establishes that class or tranche and specifies its terms.

     “Trust Beneficial Interest” means either a Transferor Beneficial Interest or a Supplemental Beneficial Interest.

     “Trust Pay Out Event” means any of the following trust pay out events specified in “Description of Series and Tranche Provisions — Pay Out Events” in this prospectus supplement.

     “Underwriters” means, collectively, Deutsche Bank Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Credit Suisse First Boston LLC, the underwriters of the Class A(2005-A1) notes.

     “Underwriting Agreement” means, the underwriting agreement, dated May 17, 2005, relating to the Class A(2005-A1) notes, among the transferor, the bank and the underwriters.

     “Weighted Average Floating Allocation Amount” means, with respect to any monthly period, the sum of the numerators used in the calculation of the Floating Investor Percentage for each day in that monthly period divided by the number of days in such monthly period.

     “Weighted Average Interest Rate” means, for any monthly period, the weighted average (based on the outstanding principal balance of the related notes) of the following:

     (i) in the case of a tranche of notes with no derivative agreement for interest, the rate of interest applicable to that tranche for the period from and including the payment date for that tranche of notes in that monthly period to but excluding the payment date for that tranche of notes in the following monthly period;

     (ii) in the case of a tranche of notes with a performing derivative agreement for interest, the rate at which payments by the issuer to the applicable derivative counterparty accrue (prior to the netting of such payments, if applicable) for the period from and including the payment date for that tranche of notes in that monthly period to but excluding the payment date for that tranche of notes in the following monthly period. However, in the case of a tranche of notes with a performing derivative agreement for interest for which the rating on that tranche of notes is not dependent upon the rating of the applicable derivative counterparty, the amount determined pursuant to this clause (ii) will be the higher of (1) the rate determined pursuant to this clause (ii) above and (2) the rate of interest applicable to that tranche for the related payment date; and

     (iii) in the case of a tranche of notes with a non-performing derivative agreement for interest, the rate specified for that date in the related terms document.

Annex I

Series, Classes and Tranches Issued and Outstanding

     The description below sets forth the principal characteristics of the series, classes and tranches of notes issued by the issuer that are currently or expected to be outstanding, all of which are in group one. For more specific information with respect to any series, class or tranche, any prospective investor should contact Advanta Bank Corp., Treasury Department at (801) 523-0858, facsimile (801) 523-2920. Advanta Bank Corp. will provide, without charge, to any prospective purchaser of the notes, a copy of the disclosure documents for any outstanding previous publicly-issued series, class or tranche.

AdvantaSeries (1)

		Adjusted		Expected Final
		Invested		Principal	Final Maturity
Class A	Closing Date	Amount	Note Interest Rate	Payment Date	Date
Class A(2005-A1) (2)	May 24, 2005	$250,000,000	One-Month LIBOR plus 0.07%	May 20, 2008	April 20, 2011

		Adjusted		Expected Final
		Invested	Note Interest	Principal Payment	Final Maturity
Class B	Closing Date	Amount	Rate	Date	Date
Class B(2005-B1)	April 21, 2005	$100,000,000	One-Month LIBOR plus 0.38%	March 22, 2010	February 20, 2014

		Adjusted		Expected Final
		Invested	Note Interest	Principal Payment	Final Maturity
Class C	Closing Date	Amount	Rate	Date	Date
Class C(2004-C1)	November 10, 2004	$100,000,000	One-Month LIBOR plus 1.05%	October 20, 2009	September 20, 2013

		Adjusted		Expected Final
		Invested	Note Interest	Principal Payment	Final Maturity
Class D(3)	Closing Date	Amount	Rate	Date	Date
Class D(2004-D1)	November 10, 2004	$10,000,000	not to exceed One-Month LIBOR plus 5.00%	October 20, 2009	September 20, 2013
Class D(2005-D1) (2)	May 24, 2005	$20,000,000	not to exceed One-Month LIBOR plus 2.00%	June 20, 2008	May 20, 2011

(1)	The AdvantaSeries notes are a part of group one.

(2)	Expected Issuance.

(3)	If the Class D notes are held by the transferor or an affiliate of the transferor, the Class D terms document for that tranche may allow the transferor to cause the issuer to change the Class D note interest rate on the related tranche of Class D notes to any percentage specified in the Class D terms document with the prior written consent of each rating agency rating any outstanding AdvantaSeries notes, and without the prior consent of any noteholder.

Series 1997-A

Current Class A Invested Amount	$0*

Maximum Class A Invested Amount	$243,275,000

Class A note interest rate	Commercial Paper Index

Current Class B Invested Amount	$0*

Maximum Class B Invested Amount	$36,975,000

Class B note interest rate	Floating Rate

Annual servicing fee percentage	2.0% per annum

Enhancement for the Class A notes	subordination of Class B notes and Class
C Notes

Enhancement for the Class B notes	subordination of Class C notes and Cash
Collateral Account

Series 1997-A Termination Date	June 14, 2005**

Series Closing Date	August 18, 2000

Group Designation	Group One

*	As of March 31, 2005. The Series 1997-A notes are variable funding notes and the principal amount may be increased from time to time up to the Maximum Class A Invested Amount for the Class A Notes and the Maximum Class B Invested Amount for the Class B Notes.

**	This facility’s term extends through June 14, 2005 and will not be renewed.

Series 2000-C

Initial Class A Invested Amount	$320,000,000

Current Class A Invested Amount	$320,000,000

Class A note interest rate	one-month LIBOR plus 0.25% per annum

Initial Class B Invested Amount	$38,000,000

Current Class B Invested Amount	$38,000,000

Class B note interest rate	one-month LIBOR plus 0.70% per annum

Initial Class C Invested Amount	$28,000,000

Current Class C Invested Amount	$28,000,000

Class C note interest rate	one-month LIBOR plus 1.45% per annum

Annual servicing fee percentage	2.0% per annum

Enhancement for the Class A notes	subordination of Class B notes and
Class C notes and Class D notes

Enhancement for the Class B notes	subordination of Class C notes and
Class D notes

Enhancement for the Class C notes	subordination of Class D notes and
shared Cash Collateral Account

Scheduled End of Revolving Period	January 31, 2005*

Expected Final Principal Payment Date	October 20, 2005

Series 2000-C Final Maturity Date	April 21, 2008

Series Closing Date	November 16, 2000

Group Designation	Group One

*	The revolving period has been extended.

Series 2001-A

Initial Class A Invested Amount	$240,000,000

Current Class A Invested Amount	$240,000,000

Class A note interest rate	one-month LIBOR plus 0.30% per annum

Initial Class B Invested Amount	$28,500,000

Current Class B Invested Amount	$28,500,000

Class B note interest rate	one-month LIBOR plus 0.85% per annum

Initial Class C Invested Amount	$21,000,000

Current Class C Invested Amount	$21,000,000

Class C note interest rate	one-month LIBOR plus 1.55% per annum

Annual servicing fee percentage	2.0% per annum

Enhancement for the Class A notes	subordination of Class B notes and
Class C notes and Class D notes

Enhancement for the Class B notes	subordination of Class C notes and
Class D notes

Enhancement for the Class C notes	subordination of Class D notes and
shared Cash Collateral Account

Scheduled End of Revolving Period	July 31, 2007

Expected Final Principal Payment Date	April 21, 2008

Series 2001-A Final Maturity Date	October 20, 2010

Series Closing Date	April 17, 2001

Group Designation	Group One

Series 2002-A

Initial Class A Invested Amount	$240,000,000

Current Class A Invested Amount	$240,000,000

Class A note interest rate	one-month LIBOR plus 0.20% per annum

Initial Class B Invested Amount	$27,750,000

Current Class B Invested Amount	$27,750,000

Class B note interest rate	one-month LIBOR plus 0.70% per annum

Initial Class C Invested Amount	$21,750,000

Current Class C Invested Amount	$21,750,000

Class C note interest rate	one-month LIBOR plus 1.75% per annum

Annual servicing fee percentage	2.0% per annum

Enhancement for the Class A notes	subordination of Class B notes and
Class C notes and Class D notes

Enhancement for the Class B notes	subordination of Class C notes and
Class D notes

Enhancement for the Class C notes	subordination of Class D notes and
shared Cash Collateral Account

Scheduled End of Revolving Period	September 30, 2004*

Expected Final Principal Payment Date	June 20, 2005

Series 2002-A Final Maturity Date	December 20, 2007

Series Closing Date	July 18, 2002

Group Designation	Group One

*	The revolving period was extended. The Accumulation Period began as of the close of business on March 31, 2005.

Series 2003-A

Initial Class A Invested Amount	$320,000,000

Current Class A Invested Amount	$320,000,000

Class A note interest rate	one-month LIBOR plus 0.40% per annum

Initial Class B Invested Amount	$37,000,000

Current Class B Invested Amount	$37,000,000

Class B note interest rate	one-month LIBOR plus 1.75% per annum

Initial Class C Invested Amount	$29,000,000

Current Class C Invested Amount	$29,000,000

Class C note interest rate	one-month LIBOR plus 3.50% per annum

Annual servicing fee percentage	2.0% per annum

Enhancement for the Class A notes	subordination of Class B notes and
Class C notes and Class D notes

Enhancement for the Class B notes	subordination of Class C notes and
Class D notes

Enhancement for the Class C notes	subordination of Class D notes and
shared Cash Collateral Account

Scheduled End of Revolving Period	May 31, 2005*

Expected Final Principal Payment Date	February 21, 2006

Series 2003-A Final Maturity Date	August 20, 2008

Series Closing Date	February 25, 2003

Group Designation	Group One

*	The revolving period has been extended.

Series 2003-B

Initial Class A Invested Amount	$240,000,000

Current Class A Invested Amount	$240,000,000

Class A note interest rate	one-month LIBOR plus 0.35% per annum

Initial Class B Invested Amount	$27,750,000

Current Class B Invested Amount	$27,750,000

Class B note interest rate	one-month LIBOR plus 1.65% per annum

Initial Class C Invested Amount	$21,750,000

Current Class C Invested Amount	$21,750,000

Class C note interest rate	one-month LIBOR plus 4.10% per annum

Annual servicing fee percentage	2.0% per annum

Enhancement for the Class A notes	subordination of Class B notes and
Class C notes and Class D notes

Enhancement for the Class B notes	subordination of Class C notes and
Class D notes

Enhancement for the Class C notes	subordination of Class D notes and
shared Cash Collateral Account

Scheduled End of Revolving Period	September 30, 2005

Expected Final Principal Payment Date	June 20, 2006

Series 2003-B Final Maturity Date	December 22, 2008

Series Closing Date	June 20, 2003

Group Designation	Group One

Series 2003-C

Initial Class A-1 Invested Amount	$210,000,000

Current Class A-1 Invested Amount	$210,000,000

Class A-1 note interest rate	Federal Funds plus 0.40% per annum

Initial Class A-2 Invested Amount	$30,000,000

Current Class A-2 Invested Amount	$30,000,000

Class A-2 note interest rate	one-month LIBOR plus 0.23% per annum

Initial Class B Invested Amount	$27,750,000

Current Class B Invested Amount	$27,750,000

Class B note interest rate	one-month LIBOR plus 1.50% per annum

Initial Class C-1 Invested Amount	$10,000,000

Current Class C-1 Invested Amount	$10,000,000

Class C note interest rate	one-month LIBOR plus 3.95% per annum

Initial Class C-2 Invested Amount	$11,750,000

Current Class C-2 Invested Amount	$11,750,000

Class C-2 note interest rate	5.95% per annum

Annual servicing fee percentage	2.0% per annum

Enhancement for the Class A notes	subordination of Class B notes and
Class C notes and Class D notes

Enhancement for the Class B notes	subordination of Class C notes and
Class D notes

Enhancement for the Class C notes	subordination of Class D notes and
shared Cash Collateral Account

Scheduled End of Revolving Period	November 30, 2004 *

Expected Final Principal Payment Date	August 15, 2005

Series 2003-C Final Maturity Date	February 20, 2008

Series Closing Date	August 15, 2003

Group Designation	Group One

*	The Revolving Period has been extended.

Series 2003-D

Initial Class A Invested Amount	$320,000,000

Current Class A Invested Amount	$320,000,000

Class A note interest rate	one-month LIBOR plus 0.27% per annum

Initial Class B Invested Amount	$37,000,000

Current Class B Invested Amount	$37,000,000

Class B note interest rate	one-month LIBOR plus 1.15% per annum

Initial Class C Invested Amount	$29,000,000

Current Class C Invested Amount	$29,000,000

Class C note interest rate	one-month LIBOR plus 2.90% per annum

Annual servicing fee percentage	2.0% per annum

Enhancement for the Class A notes	subordination of Class B notes and
Class C notes and Class D notes

Enhancement for the Class B notes	subordination of Class C notes and
Class D notes

Enhancement for the Class C notes	subordination of Class D notes and
shared Cash Collateral Account

Scheduled End of Revolving Period	February 28, 2006

Expected Final Principal Payment Date	November 20, 2006

Series 2003-D Final Maturity Date	October 20, 2009

Series Closing Date	December 4, 2003

Group Designation	Group One

PROSPECTUS SUPPLEMENT
Advanta Business Card Master Trust
Issuer
Advanta Business Receivables Corp.
Transferor
Advanta Bank Corp.
Servicer
AdvantaSeries
$250,000,000
Class A(2005-A1) Asset Backed Notes

Deutsche Bank Securities	Merrill Lynch & Co.
Credit Suisse First Boston
You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.
We are not offering the notes in any state where the offer is not permitted.
We do not claim the accuracy of the information in this prospectus supplement and the accompanying prospectus as of any date other than the dates stated on their respective covers.
Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the notes and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the notes will deliver a prospectus supplement and prospectus until August 15, 2005.